» Report of Independent Accountants

To the Board of Directors and Shareholders of Pechiney

We have audited the accompanying consolidated balance sheets of Pechiney and its subsidiaries as of December 31, 2002, 2001 and 2000, and the related consolidated statements of income, of shareholders' equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

These financial statements have been prepared in accordance with accounting principles generally accepted in France, except for the following matter. As described in note 1, in order to comply with the requirements of the United States Securities and Exchange Commission, the Company's financial statements have been restated in the Annual Report on Form 20-F to reflect the consolidation of Pechiney Far East as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2002. Consolidated net income has been decreased by €5 million for the year ended December 31, 2002 and increased by €1 million and €4 million for the years ended December 31, 2001 and 2000, respectively. Under accounting principles generally accepted in France (Avis CNC No. 97-06), prior periods are not permitted to be retroactively restated, and the consolidation of Pechiney Far East was reflected beginning January 1, 2002 in the Pechiney consolidated financial statements filed in France.

In our opinion, except for the effects of the restatement described in the previous paragraph, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of Pechiney as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in France.

Accounting principles generally accepted in France vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter, after giving effect to the restatement referred to in Notes 1 and 25, would have affected the determination of consolidated net income for each of the three years in the period ended December 31, 2002 and the determination of consolidated shareholders' equity at December 31, 2002, 2001, and 2000 to the extent summarized in note 25 to the consolidated financial statements.

Paris, France, January 29, 2003, except as to Note 1 Restatement for which the date is October 24, 2003

  F1

»Consolidated Statements

  F2

Consolidated Statements of Income
Years ended December 31, 2002, 2001 and 2000
(in millions of euros)	Notes	2002	2001	2000
		(Restated)	(Restated)	(Restated)

Net sales		11,909	11,512	10,874
Other operating revenues		144	155	153
Cost of goods sold (excluding depreciation)		(10,611)	(10,070)	(9,411)
Selling, general and administrative expense		(610)	(620)	(564)
Research and development expense		(90)	(97)	(90)
Depreciation and amortization	4-6	(335)	(328)	(303)

Earnings from operations		407	552	659
Restructuring expense and long-lived asset writedowns	4-14	(145)	(75)	(29)
Other income (expense)	17	(103)	10	(8)

Income from operations		159	487	622
Financial expense, net	16	(49)	(68)	(68)

Income before income taxes		110	419	554
Income tax (expense) benefit	18	(39)	(130)	(172)

Net income from consolidated companies		71	289	382

Equity in net earnings of affiliates	7	3	24	(13)
Minority interests	13	0	(28)	(31)

Net income before goodwill		74	285	338
Goodwill amortization	5	(31)	(29)	(20)
Exceptional goodwill amortization	5	(98)	(22)	-

Net income (loss)		(55)	234	318

Net income per common share "A" (in euros)	12
- Basic earnings per share		(0.72)	2.94	3.94
- Diluted earnings per share		(0.72)	2.92	3.92

See Notes to the Consolidated Financial Statements.

  F3

»Consolidated Statements

Consolidated Balance Sheets

December 31, 2002, 2001 and 2000
(in millions of euros)	Notes	2002	2001	2000
			(Restated)	(Restated)

ASSETS
Non current assets
Property, plant and equipment, net	4	2,832	2,997	2,476
Goodwill, net	5	637	860	642
Other intangible assets, net	6	163	145	166
Investments in equity affiliates	7	285	297	261
Long-term investments	8	139	141	149
Deferred income taxes	18	505	335	331
Other long-term assets	9	279	256	233

		4,840	5,031	4,258
Current assets
Inventories, net	10	1,525	1,601	1,448
Accounts receivable - trade	11	1,281	1,470	1,512
Deferred income taxes	18	51	60	53
Other receivables and prepaid expenses		101	91	353
Marketable securities	15	153	113	86
Cash	15	283	332	377

		3,394	3,668	3,829

Total assets		8,234	8,699	8,087

LIABILITIES AND SHAREHOLDERS' EQUITY
Shareholders' equity
Capital stock		1,258	1,245	1,244
Share premium		790	767	767
Retained earnings		1,297	1,478	1,335
Cumulative translation adjustment		(151)	50	(9)
Treasury shares		(180)	(140)	(80)

	12	3,014	3,400	3,277
Minority interests	13	149	169	169

Shareholders' equity and minority interests		3,163	3,569	3,446
Long-term provisions
Deferred income taxes	18	195	173	93
Other long-term provisions	14	1,142	1,129	1,079

		1,337	1,302	1,172
Long-term debt	15	1,465	971	734

Current liabilities
Accounts payable - trade		1,456	1,514	1,511
Other payables and accrued liabilities		384	394	599
Current portion of long-term debt	15	39	37	31
Short-term bank loans	15	390	912	594

		2,269	2,857	2,735

Total liabilities and shareholders' equity		8,234	8,699	8,087

Contingencies	20

See notes to the Consolidated Financial Statements.

  F4

»Consolidated Statements

Consolidated Statements of Cash Flows

Years ended December 2002, 2001 and 2000

(in millions of euros)	2002	2001	2000
	(Restated)	(Restated)	(Restated)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(55)	234	318
Minority interests	0	28	31
Equity in net earnings of affiliates	(3)	(24)	13
Depreciation and amortization	464	379	323
Net gain on disposal of long-lived assets	(1)	1	(6)
Long-lived assets write-down	102	41	13
Restructuring provision	38	53	15
Deferred income tax expense (benefit)	(28)	18	9
Other non-cash expense, net :
- Pensions and other post-employment benefits	114	98	86
- Depreciation of investments carried at cost and long term loans	81	11	18
- Provision for environment and environmental costs	35	(13)	5
- Miscellaneous	(7)	(75)	(44)

Gross operating cash flow	740	751	781

Changes in assets and liabilities exclusive of effects of
acquisitions, divestitures and translation adjustments:
- (Increase) decrease in inventories	(23)	(53)	(138)
- (Increase) decrease in trade receivables	216	195	(149)
- Increase (decrease) in trade payables	(25)	(108)	74
- Restructuring expenditures	(32)	(33)	(47)
- Other changes	(247)	(164)	(125)

Net cash provided by operating activities	629	588	396

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(479)	(389)	(287)
Increase in long-term investments	(42)	(582)	(227)
Increase in long-term recevables	(21)	-	(20)
Other (increase) decrease in long-lived assets	(38)	24	(12)
Proceeds from sales of other investments,
net of cash of businesses sold	10	10	480
Other proceeds from sales of long-term assets	15	15	14
Receipts from other long-term receivables	18	5	2

Net cash used in investing activities	(537)	(917)	(50)

CASH FLOWS FROM FINANCING ACTIVITIES
Additions to long-term debt	645	262	24
Increase (decrease) in other financial debt	(623)	285	(264)
Purchase of Pechiney shares	(40)	(60)	(49)
Share capital increase in Pechiney	36	1	-
Dividends paid:
- by Pechiney	(102)	(111)	(66)
- to minority interests in subsidiaries	(20)	(23)	(6)

Net cash (used in) provided by financing activities	(104)	354	(361)

Net effect of foreign currency translation on cash	14	(43)	10
Net increase (decrease) in cash and cash equivalents	2	(18)	(5)
Cash and cash equivalents at beginning of period	434	463	468

Cash and cash equivalents at end of period	436	445	463

SUPPLEMENTAL DISCLOSURES
Cash payments during the period for:
- Interest	(49)	(81)	(67)
- Income taxes	(132)	(110)	(114)

See Notes to the Consolidated Financial Statements.
  F5

»Consolidated Statements

Consolidated Statement of Shareholders' Equity

Years ended December 31, 2002, 2001, and 2000

(in millions of euros)	Number of shares	Capital stock	Treasury shares	Share Premium	Retained earnings	Cumulative translation adjustment (Restated)	Shareholders' equity (Restated)

Common Shares "A"	80,485,168
Preferred Shares "B"	1,091,044

Balance as of December 31, 1999	81,576,212	1,244	(31)	833	1,068	(88)	3,026

Net income					318		318
Translation adjustment						79	79
Exercise of stock options	8,978						-
Purchase of Pechiney shares			(49)				(49)
Cash dividends:
- Common Shares "A"				(65)			(65)
- Preferred Shares "B"				(1)			(1)
Precompte					(31)		(31)

Common Shares "A"	80,494,146
Preferred Shares "B"	1,091,044

Balance as of December 31, 2000	1,585,190	1,244	(80)	767	1,355	(9)	3,277

Net income					234		234
Translation adjustment						59	59
Exercise of stock options	41,000	1					1
Purchase of Pechiney shares			(60)				(60)
Cash dividends:
- Common Shares "A"					(78)		(78)
- Preferred Shares "B"					(4)		(4)
Precompte					(29)		(29)

(in millions of euros)	Number of shares	Capital stock	Treasury shares	Share Premium	Retained earnings	Cumulative translation adjustment	Shareholders' equity

Common Shares "A"	80,535,146
Preferred Shares "B"	1,091,044

Balance as of December 31, 2001	81,626,190	1,245	(140)	767	1,478	50	3,400

Net income					(55)		(55)
Translation adjustment						(201)	(201)
Exercise of stock options	32,216			1			1
Increase in capital	855,277	13		22			35
Purchase of Pechiney shares			(40)				(40)
Cash dividends:
- Common Shares "A"					(78)		(78)
- Preferred Shares "B"					(2)		(2)
Precompte and other changes					(46)		(46)

Common Shares "A"	81,422,639
Preferred Shares "B"	1,091,044
Balance as of December 31, 2002	82,513,683	1,258	(180)	790	1,297	(151)	3,014

See Notes to the Consolidated Financial Statements.

  F6

Note 1 - Basis of Presentation

Accounting Principles

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in France and, in particular, comply with the principles defined in Regulation 99-02 of the "Comité de réglementation comptable" (CRC).	The use of these accounting principles results in a small number of differences from the use of accounting principles generally accepted in the United States of America, which are also used as a reference by the Group because of the magnitude of its international activities. These differences are presented in note 25.

Restatement

As disclosed in its previously issued financial statements, the Group consolidated its wholly owned subsidiary, Pechiney Far East, effective January 1, 2002. Prior to January 1, 2002, the Group's interest in Pechiney Far East was accounted for as an unconsolidated subsidiary at historical cost. Subsequent to the filing of the annual report on Form 20-F for the year ended December 31, 2002, it was determined that all controlled subsidiaries, including Pechiney Far East, should have been consolidated for all periods for purposes of complying with the requirements of the United States Securities and Exchange Commission (the "SEC"). The financial statements for the three years ended December 31, 2002 have been restated to consolidate Pechiney Far East effective January 1, 2000. Using the criteria in Staff Accounting Bulletin 99 "Materiality", the Group concluded that after the consolidation of Pechiney Far East, the effect of consolidating the other subsidiaries that were omitted from consolidation was not material to the financial statements.	The restatement of financial statements is prohibited under generally accepted accounting principles in France (French GAAP) after the date of the annual shareholders meeting which approved them. However, the SEC's rules and practices require the Company's French GAAP financial statements to be restated in the Form 20-F to reflect the consolidation of Pechiney Far East as of January 1, 2000 instead of January 1, 2002. This results in restated financial statements for the three years ended, which differ from those approved by the shareholders meeting and from those filed with the Commission des Opérations de Bourse ("COB").

The principal effects of restating prior year financial statements filed with the SEC are summarized in the table below.

		Earnings		Earnings	Earnings
		from	Net Income	per Share -	per Share -	Total	Total	Shareholders'
	Net Sales	Operations	(Loss)	Basic	Diluted	Assets	Liabilities	Equity

Year Ended December
31, 2002
Previously reported	11,909	407	(50)	(0.66)	(0.66)	8,234	5,220	3,014
Adjustment	-	-	(5)	(0.06)	(0.06)	-	-	-

As restated	11,909	407	(55)	(0.72)	(0.72)	8,234	5,220	3,014

Year Ended December
31, 2001
Previously reported	11,054	549	233	2.92	2.90	8,683	5,288	3,395
Adjustment	458	3	1	0.02	0.02	16	11	5

As restated	11,512	552	234	2.94	2.92	8,699	5,299	3,400

Year Ended December
31, 2000
Previously reported	10,679	658	314	3.90	3.88	8,073	4,800	3,273
Adjustment	195	1	4	0.04	0.04	14	10	4

As restated	10,874	659	318	3.94	3.92	8,087	4,810	3,277

(1) As previously reported in the Group's Annual Report on Form 20-F and as reported in accordance with French GAAP in the Group's financial statements filed with the Commission des Opérations de Bourse.

The restatement described above has similar effects on the Group's U.S. GAAP financial information. See Note 25.

New Accounting Standards

Effective January 1, 2002, the Group applied regulation 00-06 of the CRC relating to the accounting for liabilities. The application of this regulation	had no significant impact on the Group's financial position or results of operations.

  F7

»Consolidated Statements

Significant Accounting Policies

a) Principles of Consolidation

The consolidated financial statements include Pechiney and subsidiaries in which the Group owns, directly or indirectly, a controlling	interest. The equity method of accounting is used for companies in which the Group does not own a controlling interest but exercises significant influence.

b) Property, Plant and Equipment

Property, plant and equipment are stated at cost of purchase or construction and are depreciated on a straight-line basis over their estimated useful lives, which are generally as follows:

- buildings and structures 25 to 40 years,

- machinery and equipment 8 to 25 years,

- other 3 to 10 years.

Whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable, this carrying amount is compared with the future cash flows (undiscounted and without interest charges). If the sum of expected future cash flows is less than the carrying amount of the assets, an impairment loss is recognized based on the fair value of the assets, which is generally estimated as the present value of expected future cash flows.

Significant acquisitions under capital lease agreements are capitalized on the basis of the present value of future rental costs and depreciated over their estimated useful lives.

Interest costs incurred during the period of construction of fixed assets are capitalized as part of acquisition costs.

c) Intangible Assets

The difference between the purchase price and the book value of net assets acquired is allocated to tangible and intangible assets and to assumed liabilities for which a fair value can be specifically determined. The excess of the purchase price over the fair value of net assets acquired is allocated to goodwill. If an acquisition relates only to a portion of the share capital, this allocation is carried out proportionately, i.e. limited to the portion of shares acquired. Goodwill is amortized on a straight-line basis over a period not exceeding 40 years.

The carrying value of goodwill is reviewed annually to reflect changes which may have permanently impaired the profitability and the value of the related assets. Beginning in 2002, this review is carried out in accordance with SFAS 142:

  the carrying value of the net assets and liabilities of the reporting units to which goodwill has been assigned is compared with the fair value of these reporting units, estimated mainly on the basis of discounted cash flows;
  if the fair value of the reporting unit is lower than the carrying amount, the implied value of the goodwill included in this fair value is determined by deducting the fair value of each of the assets and liabilities of the reporting unit from its global fair value;
  if the implied fair value of goodwill is lower than its carrying value, an impairment loss is recognized to reduce the carrying value to the level of the implied fair value.

In 2000 and 2001, the carrying value of goodwill was compared with the fair value of the acquired entities and was also reviewed for impairment jointly with the property, plant and equipment with which goodwill was associated.

d) Inventories

Inventories are stated at the lower of cost or market value. Cost is generally calculated using the weighted average cost method. The last-in-first-out (LIFO) method is used by the following subsidiaries: Pechiney Rhenalu,	Pechiney Rolled Products LLC, Pechiney Cast Plate, Inc. and Pechiney Plastic Packaging, Inc.

e) Treasury shares

Shares of the parent company Pechiney SA held by consolidated Group companies are presented as a deduction from consolidated equity.

f) Revenue Recognition

Revenues are recognized as follows:
  For industrial and trading subsidiaries, revenues are recognized in Net sales upon transfer of title ownership and risk to the customer.
  For sales conducted on a pure agency basis the Group reports commission revenues under the caption Other operating revenues at the time the commission is earned, which is generally upon shipment of the goods by the supplier to the customer.

Contracts for the sale and licensing of primary aluminium smelting technology and know-how typically comprise (i)

compensation for technical documentation, technical assistance and other activities required to transfer the technology and know-how and (ii) licensing fees for the right to use the Pechiney technology. The Group recognizes revenues from the provision of technical documentation, technical assistance and other activities using the percentage of completion method based on the ratio of contract costs measured to date to total estimated contract costs. Anticipated losses, if any, are recognized when identified. The Group recognizes licensing fees for the right to use the Pechiney technology on a pro rata temporis basis over the contract period.
  F8

»Consolidated Statements

g) Research and Development Costs

Research and development costs are expensed as incurred.

h) Foreign Currency Translation of Financial Statements and Transactions

The financial statements of foreign subsidiaries are translated as follows:
  balance sheet items are translated at period-end exchange rates;

  income statement items are translated at average exchange rates in effect during the period;

  the net effect of translating foreign currencies is reflected as a cumulative translation adjustment within shareholders' equity.

Exchange differences arising from foreign currency transactions are recorded in the statement of income.

i) Deferred Income Taxes

Deferred income taxes are accounted for using the liability method on temporary differences between the consolidated financial statements and tax bases and on net operating loss carryforwards. These deferred taxes are measured by applying currently enacted tax laws. Valuation allowances are established on deferred tax assets when management estimates that it is more likely than not that the related benefit will not be realized. Deferred tax assets and liabilities are stated at present value when the impact of discounting is significant and the timing of reversals is sufficiently reliable. Since these requirement of CRC Regulation 99-02 became mandatory in 2000, these two conditions have not been met.

Income taxes which may be incurred upon remittance of the Group's share of foreign subsidiaries' undistributed earnings are provided unless such earnings are expected to be permanently retained.

j) Pension Plans and Retirement Indemnities

The Group's projected benefit obligations relating to defined benefit pension plans, retirement indemnity schemes and similar schemes are calculated using actuarial assumptions which take into account the	economic situation of each country. These obligations are covered either by plan assets to which the Group contributes or by reserves recorded in the balance sheet over the period the rights are acquired.

k) Postretirement Benefits Other than Pensions

The Group's obligations relating to healthcare and life insurance benefits are recognized over the period the rights are acquired. The accrued	obligations are based on an actuarial valuation, which takes into account assumptions regarding mortality and future healthcare cost trends.

l) Commodity Instruments

In order to reduce its exposure to market fluctuations in the price of raw materials, the Group uses various hedging instruments, in accordance with established Group guidelines.

Industrial subsidiaries record gains or losses generated by these instruments in the same manner and period as the income or loss on the hedged transactions. If, in very limited circumstances, the instruments do not constitute a hedge, they are marked to market with the gain or loss immediately recorded in the income statement, in Cost of goods sold. Trading subsidiaries mark to market their contracts. Net unrealized losses are recorded in the income statement, in Cost of goods sold, as well as net unrealized gains. Unrealized gains on contracts involving commodities without a liquid market are deferred until the contract is closed.

m) Financial Instruments

Due to the magnitude of transactions denominated in foreign currencies and the use of diversified financing, the Group protects itself against market fluctuations, under defined procedures.

The Group uses various financial instruments to hedge currency and interest rate risks on assets, liabilities and anticipated transactions, including firm commitments. All foreign exchange and interest rate instruments are either quoted on organized exchanges or are over-the-counter transactions with highly-rated counterparties. Gains or losses on these instruments are accounted for in the same manner and period as the income or loss on the hedged transaction.

Only instruments which reduce the exposure of the Group to currency or interest rate risks and designated as a hedge of the exposed item are accounted for as a hedge. The Group reassesses whether contracts accounted for as hedges continue to constitute hedges in the event of a change in the underlying hedged exposure.

In very limited circumstances, certain instruments do not or no longer constitute a hedge. These instruments are marked to market with the gain or loss recorded immediately in the income statement.

  F9

»Consolidated Statements

n) Uncertainties Resulting from the Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates and assumptions.
Estimates and assumptions are particularly significant with respect	to estimating liabilities such as provisions and accruals for litigation or environmental remediation. They are also significant with respect to assessing the recoverability of the carrying value of property, plant and equipment, intangible assets and deferred tax assets which, to a large extent, is based on estimates of expected future net income or cash flows. Considering the factors specific to the principal businesses of the Group, estimates of future net income and cash flows could vary significantly from actual results.

o) Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents include all instruments with an original maturity of three months or less.	Cash equivalents are included on the balance sheet in marketable securities and are carried at cost, which approximates market value.

p) Stock Option Plans and Stock Appreciation Rights Plans

The Group's stock option plans are accounted for using the intrinsic value method. The difference between compensation cost determined under the intrinsic value method and compensation cost determined under the fair value method is disclosed in Note 25.
The Group's stock appreciation plans are accounted for as variable stock-based compensation plans.	Compensation cost is measured initially as the difference between (a) the quoted market value of the shares at the grant date and (b) the exercise price and is recognized over the service period. Subsequent changes in the quoted market value of the shares between the date of grant and measurement date are accounted for as changes in estimate in the period of the change.

q) Environmental Remediation

Liabilities relating to the clean-up of past environmental contamination and other remediation activities are recognized when a clean-up or remediation program becomes probable and the costs can be reasonably estimated. The Group makes provisions for the estimated costs based on current environmental laws and regulatory requirements	and currently available technology. These cost estimates are not discounted and not reduced by potential recoveries from claims under insurance. Recoveries under insurance policies are recognized when the claim is formally accepted by the insurer.

Note 2 - Changes in the Group Structure

In 2002:
  on January 1, the Group consolidated its 100 percent ownership interest in Electrification Charpente Levage South Africa which was previously accounted for as a non-consolidated investment;
  on January 1, the Group consolidated its 100 percent ownership interest in Cosmetech Mably International Hong-Kong, which was previously accounted for under the equity method;
  on January 1, the Group sold its 100 percent ownership interest in Affival, and deconsolidated Pechiney Inter NV which no longer had significant activities;
  on January 1, Cosmetech Europe merged with Mably Europe and was renamed Cosmetech Mably Europe;
  on February 1, the Group consolidated its 100 percent ownership interest in the new company Alufin;
  on July 1, Lir USA merged with Henlopen Manufacturing Co, Inc;
  on July 1, the Group deconsolidated Cebal Printal Oy, which had disposed of most of its activity;
  on August 1, the Group consolidated its 100 percent ownership interest in Pechiney Rolled Product Property and Equipment Company LLC;
  on October 1, the Group sold its 100 percent ownership interest in Kasmacher;
  on October 1, the Group consolidated its 100 percent ownership interest in Sofiri, which was previously accounted for as non-consolidated investments.

  In 2001:

  on January 1, the Group consolidated its 100 percent ownership interest in Cebal Mexico S.A. de C.V. and ECL-CDG Services Inc., which were previously accounted for as non-consolidated investments, as well as Pechiney Approvisionnements Alumine, a new subsidiary to which the alumina trading activity of Aluminium Pechiney was transferred;
  on January 1, the Group consolidated its 100 percent ownership interest in the Brazilian company Cebal Brasil Limitada after its merger with the Brazilian company Metalpack, acquired in 2000;

  on January 1, the Group deconsolidated the British company Brandeis Brokers Limited, which no longer had significant activities;
  in March, as part of the Bauxilum project, the Group created the wholly-owned company Aluminium Pechiney SPV;
  in April, a wholly-owned subsidiary recently created by the group, Pechiney Aviatube Limited, acquired the extruded alloyed aluminum activity from the company Luxfer Holdings PLC (Workington plant in Great Britain);
  following the purchase of minority interests in Pet Plas Packaging Ltd in April, the Group now owns a 100 percent interest in this company;
  in May, the Group sold its 100 percent ownership interest in the French company Société Métallurgique de Gerzat;
  in May, the Group acquired a 100 percent ownership interest in the Brazilian company Molplastic Moldes Plasticos Ltda., subsequently merged with TPI Novolit S.A. and renamed TPI Molplastic Ltda.;
  in May, the Group sold its 100 percent ownership interest in the Australian company Lir Australia;
  in June, the Group acquired a 100 percent ownership interest in Sapa Eurofoil S.A. and Eurofoil Belgium S.A., which were subsequently renamed Pechiney Eurofoil Luxembourg S.A. and Pechiney Eurofoil Belgique S.A., respectively;
  in July, the Group acquired a 100 percent ownership interest in the following companies which comprise the Soplaril Group: Soplaril S.A., Soplaril Italia S.p.A, Soplaril Portugal Lda and Polibol S.A.;
  following the purchase of minority interests in Cosmetech Europe, Mably Europe and CMI, which occurred in June, the Group now owns a 100 percent interest in each of these three companies;
  in October, the Group exercised its call option related to the shares of the Australian companies Johcath Holdings Pty Ltd and Cathjoh Holdings Pty Ltd owned by AMP Private Capital. Following these acquisitions, the Group owns a 100 percent interest in Cathjoh Holdings Pty Ltd, itself owner of 15.5 percent of the Tomago smelting facility (Australia), bringing the total Group share in this facility to 51.55 percent;

    F10

  »Consolidated Statements
    in December, the Group consolidated its ownership interest of 58 percent in Cebal Tuba SP ZO.O. and of 100 percent in Pechiney Capalux previously accounted for as non-consolidated investments.

  In 2000:

    on January 1, the Group consolidated its 100 percent ownership interst in Pechiney Far East, which was previously accounted for as a non-consolidated investment;
    on January 1, the Dutch company Impress Metal Packaging, which was previously accounted for under the equity method, was accounted for as a non-consolidated investment due to a capital increase subscribed by the majority shareholder which decreased the Group's ownership interest from 20 percent to 6 percent;
    on January 1, the Group consolidated its 100 percent ownership interest in the Czech company Cechobal and the French company Cosmetech Europe;
    on January 1, the company Cebal Savoie was merged into the company Cebal;

  in January, the Group increased its ownership interest in Financière Techpack, the holding company of the Techpack International group, from approximately 92 percent to 100 percent;
  in February, the Group sold the brokerage activity of Brandeis Brokers Limited;

  in July, the Group sold its 45.45 percent residual interest in American National Can;

  in July, Techpack International group, together with the Valois group, formed the company Airlessystems, in which the Group has a 50 percent ownership interest, and transferred to it its plastic injection packaging system activity. This investment has been accounted for under the equity method;

  in October, the Group increased its ownership interest in Invensil from 77 percent to 100 percent;

  in November, the Group acquired a 100 percent ownership interest in the U.S. company Anchor Cosmetics (subsequently renamed Techpack America Cosmetic Packaging L.P.), which owns a 100 percent ownership interest in the Mexican company Cepillos de Matamoros;

  in December, the Group acquired a 100 percent ownership interest in the U.S. company JPS Packaging.

  Note 3 - Subsequent events

  None.

    F11

  »Consolidated Statements

  Note 4 - Property, Plant and Equipment

(in millions of euros)	Land and improvements	Buildings and improvements	Machinery, equipment, furniture and tooling	Construction in progress	Total

Cost as of January 1, 2000	84	1,155	3,850	171	5,260
Additions	1	13	87	178	279
Disposals	(1)	(8)	(75)	(1)	(85)
Translation adjustment	2	47	99	3	151
Other changes	4	50	207	(191)	70

Cost as of December 31, 2000	90	1,257	4,168	160	5,675
Accumulated depreciation and write-downs	(10)	(756)	(2,433)	-	(3,199)

Net book value as of December 31, 2000	80	501	1,735	160	2,476

Cost as of January 1, 2001	90	1,257	4,168	160	5,675
Additions	1	21	141	230	393
Disposals	(1)	(5)	(90)	(4)	(100)
Translation adjustment	1	6	88	4	99
Other changes	8	89	471	(130)	438

Cost as of December 31, 2001	99	1,368	4,778	260	6,505
Accumulated depreciation and write-downs	(10)	(806)	(2,692)	-	(3,508)

Net book value as of December 31, 2001	89	562	2,086	260	2,997

Cost as of January 1, 2002	99	1,368	4,778	260	6,505
Additions	1	24	168	291	484
Disposals	-	(13)	(121)	(27)	(161)
Translation adjustment	(5)	(33)	(309)	(24)	(371)
Other changes	10	17	72	(167)	(68)

Cost as of December 31, 2002	105	1,363	4,588	333	6,389
Accumulated depreciation and write-downs	(12)	(826)	(2,719)	-	(3,557)
Net book value as of December 31, 2002	93	537	1,869	333	2,832

In 2001, "Other changes" relate mainly to the acquisition of Pechiney Eurofoil Belgium, Pechiney Eurofoil Luxemburg and companies of the	Soplaril Group, as well as to the share of fixed assets corresponding to the increase of the Group's ownership in the Tomago plant.

(in millions of euros, as of december 31)	2002	2001	2000

Capital lease
- gross value	84	84	82
- net book value	24	26	30

    F12

  » Consolidated Statements

  Depreciation charges and losses due to the writedown of property, plant and equipment were as follows:

(in millions of euros, for the year ended December 31)	2002	2001	2000

Depreciation charges	301	292	269
Write-downs of property, plant and equipment	102	19	13

  Write-downs of property, plant and equipment are primarily due to:
  in 2002, certain Packaging assets (66 million euros) and certain Aluminium Conversion assets (29 million euros), whose carrying value was higher than the sum of their undiscounted future cash flows;

  in 2001, certain Food, Healthcare and Beauty assets which will no longer be used in production;

  in 2000, certain Ferroalloy assets, whose carrying value was higher than the sum of their undiscounted future cash flows.

  Note 5 - Goodwill, net

(in millions of euros, as of December 31)	2002	2001	2000

Goodwill, gross	968	1,102	822
Accumulated amortization	(331)	(242)	(180)
Goodwill, net	637	860	642

  Analysis of and Changes in Goodwill
  Changes in goodwill since January 1, 2000 are presented in the following table:

(in millions of euros)

Goodwill, net, as of January 1, 2000	531
Amortization	(20)
Additions	106
Divestitures / de-consolidation	-
Translation adjustment	27
Other	(2)

Goodwill, net, as of December 31, 2000	642
Amortization	(29)
Writedown	(22)
Additions	252
Divestitures	(1)
Translation adjustment	23
Other	(5)

Goodwill, net, as of December 31, 2001	860
Amortization	(31)
Writedown	(98)
Additions	12
Divestitures	(3)
Translation adjustment	(99)
Other	(4)

Goodwill, net, as of December 31, 2002	637

    F13

  »Consolidated Statements
  As of December 31, 2002, goodwill relates principally to Pechiney Plastic Packaging, Inc. (€ 267 million), Financière Techpack and its subsidiaries (€ 116 million), Soplaril S.A. (€ 84 million) and Pechiney Pacific PTY Ltd (€ 51 million).

  Write-down of goodwill in 2002 mainly relates to Techpack International activities (€ 73 million) and the North American activities of the Aluminium Conversion segment (€ 16 million).

  In 2002, the translation adjustment stems from the change in euro-dollar exchange rate.

  The additions to goodwill for the year 2001 are mainly due to the consolidation of Cebal Brasil Limitada on January 1, 2001, the acquisitions of SAPA Eurofoil SA in June 2001 and the Soplaril Group in July 2001 and the increase (from 36.1% to 51.6%) in the Group's share in the Tomago plant in October 2001.

  Write-down of goodwill in 2001 relates to the Hair care and Toiletries activity of Techpack International.

  The additions to goodwill for the year 2000 are mainly due to the acquisition of Anchor Cosmetics (renamed Techpack America Cosmetics Packaging, L.P.) in November 2000, to the purchase price adjustments related to the acquisitions of Pechiney Rolled Products LLC and Pechiney Cast Plate, Inc., which were acquired in 1999, and to the increase in the Group's ownership interest (from 92% to 100%) in Financière Techpack in January 2000.

  Note 6 - Other Intangible Assets

  Other intangible assets mainly consist of:
  rights to electric power acquired from Electricité de France in 1984. The Group received access to a constant supply of electricity for a portion of the energy used by certain of its French plants through 2012. The rights were granted in exchange for an interest-free advance payment of € 305 million to be invested in a nuclear power generation plant. For the year ended December 31, 2002, the net book value of these rights amounted to € 78 million (€ 92 million and € 107 million as of December 31, 2001 and 2000, respectively);

  software for a net book value of € 35 million (€ 27 million and € 34 million as of December 31, 2001 and 2000, respectively).
  For the year ended December 31, 2002, amortization expense for other intangible assets amounted to € 34 million (€ 36 million and € 34 million for each of the years ended December 31, 2001 and 2000, respectively).

  Note 7 - Investments in Equity Affiliates

(in millions of euros)	2002	2001	2000

Beginning of period	297	261	777
Changes:
- Equity in net income of Queensland Alumina Limited and Pechiney Reynolds Québec Inc.(*)	15	4	(3)
- Equity in net income of other affiliates	3	24	(13)
- Dividends received from equity affiliates	(3)	(9)	(14)
- Divestitures and reduction in ownership percentage	-	-	(502)
- Translation adjustment	(22)	6	4
- Other	(5)	11	12
End of period	285	297	261

  (*) Pechiney Resources PTY Ltd., an Australian subsidiary of Pechiney, owns a 20% interest in an incorporated venture through which Queensland Alumina Limited (QAL) owns and operates on a cooperation basis an alumina tolling facility with an annual capacity of 3,750,000 metric tons, located in Australia. QAL mostly supplies alumina to the Group's aluminum smelters at Tomago (Australia) and Becancour (Canada).

  Pechiney Reynolds Québec, Inc. (PRQ), 50 percent owned by the Group, holds a 50.1% interest in the company Aluminerie de Becancour, Inc. which operates, on a cooperative basis, the Becancour aluminum smelter with an annual capacity of 400,000 metric tons. PRQ is required to purchase its share of aluminum output and to finance its share of operating costs incurred.

  The Group's share in the net income (loss) of QAL and PRQ is consequently included, together with the Group's share in the net income of the partnerships, as a component of cost of goods sold.

    F14

  »Consolidated Statements
The Group's remaining ownership interest of 45.45% in American National Can Group, Inc. (ANC) was sold in July 2000. The Group's interest in ANC was accounted for under the equity method since August 1, 1999 with an initial investment recorded on that date of € 457 million.	For the year ended 2000, the Group's share in the net income of its equity affiliates includes a loss of € 46 million related to the write-off of the goodwill recorded by ANC in the first quarter of 2000.

  Key Financial Information of Equity Affiliates

Key financial information are derived from financial statements of the Group's equity affiliates prepared on the same basis as the Group's financial statements.	The following table includes financial data relating to all equity affiliates as of and for the years ended December 31, 2002, 2001 and 2000. This financial data is extracted from the affiliates financial statements and include the Group's share and the majority interests in these companies.

(in millions of euros)	2002	2001	2000

Balance sheet data (as of December 31):
Current assets	479	785	718
Non-current asset	1,073	1,143	1,106
Current liabilities	605	659	529
Non-current liabilities	282	518	670
Statement of income data (year ended December 31):
Net sales	1,254	1,444	1,369
Gross profit	247	328	332
Net income	(34)	82	69

Note 8 - Long-Term Investments

Long-term investments amounted to € 139 million, € 141 million and € 149 million at December 31, 2002, 2001 and 2000 respectively. The change in long-term investments is primarily due to the write down of certain investments largely off set by the purchase of new investments	and the inclusion of the shares in Skw Stahl Holding (Germany), received in payment for the asset contribution of certain activities of the Ferroalloys Division.

    F15

  »Consolidated Statements

  Note 9 - Other Long-Term Assets

(in millions of euros, as of December 31)	2002	2001	2000

Non-current receivables(*)	49	55	60
Prepaid pensions (see Note 14a)	7	12	13
Additional minimum pension liabilities,
net of related tax effect (see Note 14a)	141	121	98
Other	82	68	62

Total	279	256	233

(*) Including long-term loans to Aluminium Dunkerque:	33	50	54

Note 10 - Inventories

(in millions of euros, as of December 31)	2002	2001	2000

Raw materials and supplies	427	428	368
Work in progress	468	469	449
Finished and semi-finished goods	658	735	642

Inventories, gross	1,553	1,632	1,459
Less: allowance for slow-moving inventories and others	(28)	(31)	(11)

Inventories, net	1,525	1,601	1,448

(in millions of euros, as of December 31)	2002	2001	2000

Valuation of inventories on a weighted average cost basis instead of a LIFO
basis would have increased the carrying value of inventories by	5	16	17
% of total inventories valued on a LIFO basis	31	31	31

Note 11 - Accounts Receivable - Trade

(in millions of euros, as of December 31)	2002	2001	2000
		(Restated)	(Restated)

Accounts and notes receivable	1,051	1,269	1,298
Other	265	244	246
Less allowance for doubtful recevables	(35)	(43)	(32)

Total	1,281	1,470	1,512

    F16

  »Consolidated Statements
The activity in the allowance for doubtful receivables was as follows:

(in millions of euros)	2002	2001	2000

Balance at beginning of year	43	32	29
Provision charged to (released to) income	(2)	16	3
Writeoff of uncollectable receivables, net of recoveries	(2)	(1)	(1)
Translation adjustment	(4)	1	1
Other changes	-	(5)	-

Balance at end of year	35	43	32

The credit risk arising from accounts and notes receivable is limited due to the large number of customers comprising such receivables. These customers	are spread among many industrial sectors and geographic locations. Receivables sold are presented in note 20.

  Note 12 - Shareholders' Equity

  a) Capital Stock

  As of December 31, 2002, 2001 and 2000 the capital stock was divided into common shares "A" and preferred shares "B", each having a par value of € 15.25 per share. Prior to the conversion of capital stock to euros on January 28, 1999, the par value was FF 100 per share or € 15.24 per share.

  Each preferred share "B" includes a voting right and entitles its holder to a preferred annual dividend of 9.5% of par value and, under certain conditions, to an additional dividend. Each common share "A" includes a voting right and entitles its holder to a dividend which, in any given year, cannot exceed the amount of the aggregate dividend paid per preferred share "B".

  b) Changes in Capital Stock

  1999
  Conversion of Capital to Euros
  The conversion to euros of the par value of each share "A" and each share "B", approved by the Board of Directors on January 28, 1999 in accordance with the authorization granted by shareholders at the Annual General Meetings on June 25, 1997 and May 18, 1998, resulted in, with the effect of rounding, an increase in the par value of shares "A" and "B" to € 15.25 per share. As a result, the capital stock of the Group increased by € 415,817.39, such amount having been transferred from retained earnings. After this conversion, capital stock amounted to € 1,243,795,901.75.

  Exercise of stock options
  During 1999, 15,825 options were exercised. These options were granted by the Board of Directors on June 26, 1996 pursuant to the authorization granted by the shareholders at the March 29, 1996 Annual General Meeting. This resulted in an increase in the capital stock of the Group related to the exercise of these options of € 241,331.25 corresponding to 15,825 new shares "A" issued with a par value of € 15.25 and an increase in capital premium of € 262,062.19 corresponding to € 16.56 for each new share.

  2000
  Exercise of stock options
  During 2000, 8,978 options were exercised. These options were granted by the Board of Directors on June 26, 1996 pursuant to the authorization granted by shareholders at the March 29, 1996 Annual General Meeting. This resulted in an increase in capital stock related to the exercise of these options of € 136,914.50 corresponding to 8,978 new shares "A" issued with a par value of € 15.25, and an increase in capital premium of € 147,863.56. It corresponds to 7,950 new shares with a premium of € 16.56 for each new share (before legal adjustments) and to 1,028 new shares with a premium of € 15.77 for each new share (after legal adjustments) .

  2001

  Exercise of stock options

  During 2001, 41,000 options were exercised. These options were granted by the Board of Directors on June 26, 1996 pursuant to the authorization granted by shareholders at the March 29, 1996 Annual General Meeting. This resulted in an increase in capital stock related to the exercise of these options of € 625,250 corresponding to 41,000 new shares "A" issued with a par value of €15.25 and an increase in capital premium of € 646,570 corresponding to € 15.77 for each new share.

  As of December 31, 2001, capital stock amounted to € 1,244,799,397.50, representing 81,626,190 shares (80,535,146 shares "A" and 1,091,044 shares "B") with a par value of € 15.25 per share.

    F17

  »Consolidated Statements

  2002
  Capital increase reserved for employees
855,277 new shares "A" were issued on January 24, 2002 at a price per share of € 45,65 to complete an increase of capital reserved to employees under Articles L.225-138-IV of the French Commercial Code and Article L.443-5 of the French Labor Code, in accordance with the authorization granted by the Shareholders' meeting held on March 29, 2001 under its thirteenth resolution and final terms and conditions fixed by the board of directors on December 14, 2001 accordingly. All of these newly issued shares were subscribed, either directly or through employee mutual investment funds (FCPE) governed by Articles L.214-24 and L.214-40 of the French Financial and Monetary Code, by employees of Pechiney and employees of French and foreign companies which was affiliated to Pechiney in the meaning of Article L.225-80 of the French Commercial Code and have adhered in accordance with Article L.444-3 of the French Labor Code to a Group Shareholding Plan established by Pechiney under Articles L.443-1 and seq. of the French Labor Code. As a result, capital stock amounted to € 1,257,842,371.75, representing 82,481,467 shares (of which 81,390,423 shares "A" and 1,091,044 shares "B") with a par value of € 15.25 per share.	Issuing of debt securities exchangeable for existing shares, or convertible into new shares (OCEANE).
  In April 2002, Pechiney issued debt securities for an aggregate amount of € 595,124,859 face value, representing 7,908,636 bonds convertible into new shares "A" and/or exchangeable for existing shares "A", with a par value of € 75.25 per bond. From May 21, 2002 to December 20, 2006, each of these bonds can be exchanged for existing shares "A" and/or converted into new shares "A" to be issued by Pechiney, at a ratio of one share for one bond (subject to adjustment of this exchange and/or conversion ratio in case of financial operations identified at the time of issuance of these bonds). During 2002, none of these debt securities was converted into new shares "A".

  Exercise of stock options
  During 2002, 32,216 options were exercised. This resulted in an increase in capital stock related to the exercise of these options of € 491,294 corresponding to 32,216 new shares "A" issued with a par value of € 15.25 and an increase in capital premium of € 508,046.32 corresponding to € 15.77 for each new share.

  As of December 31, 2002, capital stock amounted to € 1,258,333,665.75, representing 82,513,683 shares (of which 81,422,639 shares "A" and 1,091,044 shares "B") with a par value of € 15.25 per share.

    F18

  »Consolidated Statements

  c) Capital structure and voting rights breakdown as of December 31, 2002, 2001 and 2000

  According to information received by Pechiney, the breakdown of capital stock and voting rights was as follows As of December 31, 2002, 2001 and 2000:

	as of December 31, 2002			as of December 31, 2001			as of December 31, 2000

	Number of shares held	% of share capital	% of voting rights	Number of shares held	% of share capital	% of voting rights	Number of shares held	% of share capital	% of voting rights

Shares "A"
Employees(1)	2,051,394	2.48	2.64	1,429,602	1.75	1.83	1,916,000	2.35	2.41
Pechiney(2)	3,720,170	4.51	-	2,557,896	3.13	-	1,163,642	1.43	-
Pechiney Nederland N.V. (2)	982,669	1.19	-	982,669	1.20	-	982,669	1.20	-
FLOATING STOCK
(inst. investors & public)of which	74,668,406	90.49	95.98	75,564,979	92.58	96.79	76,431,835	93.68	96.22
- Franklin Resources, Inc.(3)	5,396,777	6.54	6.94	5,469,983	6.70	7.01	4,481,788	5.49	5.64
- Groupe AGF Assurances(4)	5,081,067	6.16	6.53	5,081,067	6.22	6.51	5,081,067	6.23	6.40
- Fidelity Investments(5)	4,179,328	5.06	5.37	3,354,066	4.11	4.30	-	-	-
- Groupe Caisse des Dépèts(6)	3,743,668	4.54	4.81	3,507,782	4.29	4.49	3,567,853	4.37	4.49
- Groupe BNP Paribas(7)	1,553,733	1.88	2.00	2,891,584	3.54	3.70	2,891,584	3.54	3.64
- Electricité de France(8)	-	-	-	6,321,990	7.75	8.10	6,321,990	7.75	7.96

Shares "B"
Pechiney(2)	14,099	0.02	-	14,099	0.02	-	-	-	-
FLOATING STOCK
(inst. investors & public)	1,076,945	1.31	1.38	1,076,945	1.32	1.38	1,091,044	1.34	1.37

Total	82,513,683	100.00	100.00	81,626,190	100.00	100.00	81,585,190	100.00	100.00

  (1)Shares held through employee mutual investment funds (FCPE) under a Group employee shareholding plan, or directly held after having been acquired or freely received from the French State at the time of privatization of Pechiney and currently freely tradable.
  (2)In accordance with French law, treasury shares and shares held by a direct or indirect subsidiary of the Company have no voting rights.
  (3)Shares held by Franklin Resources, Inc. and its subsidiaries are comprised primarily of those held by Franklin Templeton through its investment funds and managed clients accounts. Last declaration of crossed threshold dated February 28, 2002.
  (4)Last declaration of crossed threshold dated May 13, 2002.
  (5)FMR Corp and Fidelity International Ltd, for investments funds held by their subsidiaries. Last declaration of crossed threshold dated December 20, 2002.
  (6)Directly or through investment funds or trading or other companies controlled by Caisse des Dépèts et Consignations. Last declaration of crossed threshold dated September 2, 2002.
  (7)   Last declaration of crossed threshold dated October 29, 2002.
  (8) Last declaration of crossed threshold dated February 28, 2002.

The shareholdings mentioned in this table are those the Company is aware of in accordance with declaration for crossed thresholds received by the Company or published by the French Financial Market Council (Conseil des Marchés Financiers). These shareholdings may have changed since the date of reception or publication of the most recent declarations. To the knowledge of the Company, no shareholder is lastingly linked to the Company except for the Company itself, its Dutch subsidiary Pechiney Nederland N.V and employees of the Group. Although disparities in the capital structure exist between the last 3 fiscal years, there is no particular rationale for such disparities since the holding of shares in the Company usually results from the way under which those holding shares in the	Company deal with their portfolios of securities under their own plans and policies. To the knowledge of the Company, there is no natural person or legal entity holding individually more than 5% of the share capital or voting rights in the Company except for AGF Vie.

  The articles of association of the Company (by-laws) do not permit the award of voting rights above the ratio of one voting right per share, and do not set forth a ceiling on quantity of voting rights respectively held by each shareholder. Any disparity between the percentage of capital and the percentage of voting rights held by a shareholder for a same quantity of stock only results from the number of treasury shares and shares held by direct or indirect subsidiaries of the Company, which shares have no voting right.

    F19

  »Consolidated Statements

  d) Share Premium and Retained Earnings

Share premium represents the difference between the issue price in cash or in-kind and the par value of the shares, net of issuance costs. Share premium amounted to € 790 million as of December 31, 2002, € 22 million of which related to the share capital increase reserved for employees.	Pechiney's distributable retained earnings amount to € 1.594 million and would be subject to additional withholding tax of a maximum amount of € 369 million in the event of total distribution.

  e) Cumulative Translation Adjustment of Subsidiaries within Euro Zone

The cumulative translation adjustment as of December 31, 2002 includes a net credit of € 47 million related to translation differences arising from balances of subsidiaries within the euro zone. These differences will be	recognized in income in the event that the Group's investment in these subsidiaries is sold or liquidated.

  f) Treasury Shares

When Pechiney International was merged into Pechiney in December 1997, Pechiney Nederland N.V., a subsidiary of Pechiney, received 982,320 common shares "A" of Pechiney in exchange for its ownership interest in Pechiney International. In addition, in May 1998, Pechiney Nederland N.V. purchased outstanding shares of Pechiney International "over the counter" and exchanged them for 349 common shares "A". As of December 31, 2002, these common shares "A" of Pechiney, which have been retained by the Group, are presented in the Consolidated Balance Sheet as a reduction in shareholders' equity in the amount of € 31 million, representing Pechiney Nederland N.V.'s share of in the carrying value of Pechiney International at the date of the merger, increased by the amount of the additional purchase value.	Using the authorizations granted by shareholders at the March 28, 2002, March 29, 2001 and June 2, 1999 Annual General Meetings, Pechiney purchased 1,162,274 common shares "A" during 2002, 1,394,254 common shares "A" and 14,099 preferred shares "B" during 2001 and 1,163,642 common shares "A" during 2000, to reduce the excessive fluctuation in the Group's share price, to ensure stabilization and liquidity of the market for these shares and to enable the exercise of options granted to employees. As of December 31, 2002, the common shares "A" of Pechiney which have been retained by the Group are presented in the consolidated balance sheet as a reduction in shareholders' equity in the amount of € 149 million.

  g) Stock Option Plans

Each year since 1996, pursuant to the authorizations granted by the Shareholders at the March 2001, June 1997 and March 1996 General Meetings, the Board of Directors has granted options to certain officers and	employees of the Group to subscribe to or purchase common shares "A". The following table summarizes information regarding the stock subscription option and stock purchase option plans:

	Number of	Exercise Price
	Options(1)(2)	(3)(4)	Other information(6)

			Authorization date by shareholders' meeting: March 29, 1996
Plan June 1996 (Stock subscription options)		31.02 euros	Granting date by the Board of directors: June 26, 1996
Outstanding as of January 1, 2002	292,410		Number of rights initially granted: 460,500
Cancelled in 2002	(8,085)		Legal adjustments: 8,713 (2)
Exercised in 2002	(32,216)		Number of shares already subscribed: (98,019)
Outstanding as of December 31, 2002	252,109		Number of options cancelled: (119,085)
Executive Committee: (5)	31,877		Number of underlying shares still under options: 252,109
Number of remaining beneficiaries:	322		Options vesting date: June 26, 1999
Executive Committee: (5)	4		Options expiration date: June 25, 2006

			Authorization date by shareholders' meeting: March 29, 1996
June, 1997 Plan (Stock subscription options)		29.25 euros	Granting date by the Board of directors: June 25, 1997
Outstanding as of January 1, 2002	15,382		Number of rights initially granted: 15,000
Cancelled in 2002	-		Legal adjustments: 382 (2)
Exercised in 2002	-		Number of shares already subscribed: (0)
Outstanding as of December 31, 2002	15,382		Number of options cancelled: (0)
Executive Committee: (5)	15,382		Number of underlying shares still under options: 15,382
Number of remaining beneficiaries:	1		Options vesting date: June 26, 2000
Executive Committee: (5)	1		Options expiration date: June 25, 2007

    F20

  »Consolidated Statements
	Number of	Exercise
	Options (1)(2)	Price (3)(4)	Other information(6)

			Authorization date by shareholders' meeting: June 25, 1997
September, 1997 Plan (Stock subscription options)		38.14 euros	Granting date by the Board of directors: June 25, 1997
Outstanding as of January 1, 2002	409,230		Number of rights initially granted: 541,500
Cancelled in 2002	(21,027)		Legal adjustments: 10,911 (2)
Exercised in 2002	-		Number of shares already subscribed: (0)
Outstanding as of December 31, 2002	388,203		Number of options cancelled: (164,208)
Executive Committee: (5)	75,883		Number of underlying shares still under options: 388,203
Number of remaining beneficiaries:	164		Options vesting date: September 16, 2002
Executive Committee: (5)	5		Options expiration date: September 15, 2007

			Authorization date by shareholders' meeting: June 25, 1997
May, 1998 Plan (Stock subscription options)		41.27 euros	Granting date by the Board of directors: May 18, 1998
Outstanding as of January 1, 2002	15,382		Number of rights initially granted: 15,000
Cancelled in 2002	-		Legal adjustments: 382 (2)
Exercised in 2002	-		Number of shares already subscribed: (0)
Outstanding as of December 31, 2002	15,382		Number of options cancelled: (0)
Executive Committee: (5)	15,382		Number of underlying shares still under options: 15,382
Number of remaining beneficiaries:	1		Options vesting date: May 19, 2003
Executive Committee: (5)	1		Options expiration date: May 18, 2008

			Authorization date by shareholders' meeting: June 25, 1997
November, 1998 Plan (Stock subscription options)		26.69 euros	Granting date by the Board of directors: November 25, 1998
Outstanding as of January 1, 2002	255,924		Number of rights initially granted: 337,500
Cancelled in 2002	(14,359)		Legal adjustments: 6,397 (2)
Exercised in 2002	-		Number of shares already subscribed: (0)
Outstanding as of December 31, 2002	241,565		Number of options cancelled: (102,872)
Executive Committee: (5)	0		Number of underlying shares still under options: 241,565
Number of remaining beneficiaries:	159		Options vesting date: November 25, 2003
Executive Committee: (5)	0		Options expiration date: November 24, 2008

			Authorization date by shareholders' meeting: June 25, 1997
June, 1999 Plan (Stock subscription options)		37.47 euros	Granting date by the Board of directors: June 3, 1999
Outstanding as of January 1, 2002	349,674		Number of rights initially granted: 372,000
Cancelled in 2002	(27,687)		Legal adjustments: 9,209 (2)
Exercised in 2002	-		Number of shares already subscribed: (0)
Outstanding as of December 31, 2002	321,987		Number of options cancelled: (59,222)
Executive Committee: (5)	205,085		Number of underlying shares still under options: 321,987
Number of remaining beneficiaries:	16		Options vesting date: June 3, 2004
Executive Committee: (5)	5		Options expiration date: June 2, 2009

			Authorization date by shareholders' meeting: June 25, 1997
November, 1999 Plan (Stock subscription options)		50.01 euros	Granting date by the Board of directors: November 8, 1999
Outstanding as of January 1, 2002	347,745		Number of rights initially granted: 373,000
Cancelled in 2002	(16,923)		Legal adjustments: 9,309 (2)
Exercised in 2002	-		Number of shares already subscribed: (0)
Outstanding as of December 31, 2002	330,822		Number of options cancelled: (51,487)
Executive Committee: (5)	0		Number of underlying shares still under options: 330,822
Number of remaining beneficiaries:	257		Options vesting date: November 8, 2004
Executive Committee: (5)	0		Options expiration date: November 7,2009

    F21

  »Consolidated Statements
	Number of	Exercise
	Options (1)(2)	Price (3)(4)	Other information(6)

			Authorization date by shareholders' meeting: June 25, 1997
December, 2000 Plan (Stock subscription options)		46.35 euros	Granting date by the Board of directors: December 22, 2000
Outstanding as of January 1, 2002	973,300		Number of rights initially granted: 989,300
Cancelled in 2002	(49,600)		Legal adjustments: n/a
Exercised in 2002	-		Number of shares already subscribed: (0)
			Number of options cancelled: (65,600)
			Number of underlying shares still under options: 923,700
Outstanding as of December 31, 2002	923,700		Options vesting date: December 23, 2004
Executive Committee: (5)	260,000		of which progressively vest from December 23, 2001: 133,300(6)
Number of remaining beneficiaries:	336
Executive Committee: (5)	5		Options expiration date: December 22, 2010

			Authorization date by shareholders' meeting: March 29, 2001
July, 2001 Plan (Stock purchase options)		60.06 euros	Granting date by the Board of directors: July 25, 2001
Outstanding as of January 1, 2002	80,300		Number of rights initially granted: 80,300
Cancelled in 2002	-		Legal adjustments: n/a
Exercised in 2002	-		Number of shares already purchased: (0)
			Number of options cancelled: (0)
Outstanding as of December 31, 2002	80,300		Number of underlying shares still under options: 80,300
Executive Committee: (5)	50,000		Options vesting date: July 25, 2005
Number of remaining beneficiaries:	8		of which progressively vest from July 26, 2002: 3,300 (6)
Executive Committee: (5)	1		Options expiration date: July 25, 2011

			Authorization date by shareholders' meeting: March 29, 2001
March, 2002 Plan (Stock purchase options)		59.84 euros	Granting date by the Board of directors: March 28, 2002
Outstanding as of March 28, 2002	920,100		Number of rights initially granted: 920,100
Cancelled in 2002	(4,600)		Legal adjustments: n/a
Exercised in 2002	-		Number of shares already purchased: (0)
			Number of options cancelled: (4,600)
Outstanding as of December 31, 2002	915,500		Number of underlying shares still under options: 915,500
Executive Committee: (5)	192,000		Options vesting date: March 29, 2006
Number of remaining beneficiaries:	449		of which progressively vest from March 29, 2003: 162,200 (6)
Executive Committee: (5)	6		Options expiration date: March 28, 2012

(1)	Subject to adjustments in connection with changes in the capital stock.
(2)	Including adjustments made following a decision by the Board of Directors on May 12, 2000 in accordance with the articles 174-12 and 174-13 of the French decree number 67-236 on March 23, 1967, on the basis of the average opening quoted price of common shares "A" of € 49.04 during the period from May 2, 2000 to June 5, 2000 and a distribution of reserves amount to € 1.215 per shares "A" and "B" on June 30, 2000 in accordance with the 5th resolution of General Meeting of shareholders held on March 30, 2000.
(3)	After adjustment mentioned in (2).
(4)	Shares must be fully paid for in cash upon exercise of options.
(5)	In its composition at December 31, 2002.
(6)	Participant having their tax residency within the United States of America at the time of exercise of their options may exercise their options within the proportion of 25% as from the first anniversary of the date of grant, of 50% as from the second anniversary of the date of grant, of 75% as from the third anniversary of the date of grant and of 100% as from the fourth anniversary of the date of grant. Indication in this table of the quantity of options for which aforesaid progressive vesting is applicable is an estimation of the aggregate number of options so still concerned as of December 31, 2002.

    F22

  »Consolidated Statements

  As of December 31, 2002, 3,484,950 options were outstanding.
  2,489,150 options to subscribe for new shares A
  995,800 options to purchase existing shares "A".

  The range of exercise prices of these options (after legal adjustments) was € 26.69 - € 60.06 and the weighted-average exercise price was € 46.27. The weighted-average remaining contractual life of these options was 7.22 years.

In addition, certain American subsidiaries of the Group granted certain executive officers, senior management and certain former employees with Stock Appreciation Rights plans providing for incentive compensation based on changes in the quoted price of Pechiney American Deposit Shares listed on the New York Stock Exchange. The related compensation represented an income of € 0.3 million in 2002, an expense of € 0.6 million in 2001 and an income of € 3 million in 2000 representing the payments made and the impact of the decrease or increase in the quoted price on outstanding rights at year-end.

  The following table summarizes information regarding the Stock Appreciation Rights Plans:

	Number
Stock Appreciation Rights Plans	of rights	Exercise price	Exercise period

November 1998 Plan		16.16 dollars
Outstanding as of January 1, 2002	23,300
Exercisable in 2002	23,300
Exercised in 2002	5,300
Cancelled in 2002	18,000
Outstanding as of December 31, 2002	-

February 1999 Plan		18.56 dollars
Outstanding as of January 1, 2002	34,850
Exercisable in 2002	34,850
Exercised in 2002	20,000
Cancelled in 2002	6,600
Outstanding as of December 31, 2002	8,250		January 1, 2003 - February 9, 2003: 8,250 rights

November 1999 Plan		26.10 dollars
Outstanding as of January 1, 2002	106,300
Exercisable in 2002	106,300
Exercised in 2002	-
Cancelled in 2002	6,500		January 1, 2003 - June 14, 2003: 30,000 rights
Outstanding as of December 31, 2002	99,800		January 1, 2003 - November 7, 2003: 69,800 rights

September 2000 Plan		19.88 dollars
Outstanding as of January 1, 2002	39,450
Exercisable in 2002	39,450
Exercised in 2002	10,250
Cancelled in 2002	-
Outstanding as of December 31, 2002	29,200		January 1, 2003 - September 21, 2004: 29,200 rights

September 2001 Plan		16.53 dollars
Granted in 2002	66,600
Exercisable in 2002	66,600
Exercised in 2002	-
Cancelled in 2002	-		January 1, 2003 - September 21, 2005: 33,300 rights
Outstanding as of December 31, 2002	66,600		September 21, 2003 - September 21, 2005: 33,300 rights

    F23

  »Consolidated Statements

  h) Earnings per Share

  Common Shares "A"
Computation of basic earnings per share: basic net income (loss) per common share "A" is computed by subtracting the preferred dividend payable to holders of preferred shares "B" from net income (loss) and dividing the resulting number by the aggregate weighted-average number of common shares "A" and preferred shares "B" outstanding during the period. Computation of diluted earnings per share: the computation of diluted net income (loss) per common share "A" is similar to the computation of basic earnings per share, except that the denominator is increased to include on	one hand the number of additional common shares that would have been outstanding if all stock options outstanding at year-end had been exercised and on other hand the conversion or the exchange of OCEANE bonds in shares "A". In the particular case whereas the options, the conversions or the exchanges show a net income per share higher than the one calculated with the average number of shares during the exercise, the effects of options, conversions and exchanges are not taken into account and the diluted income presented is equal to the basic income.

  Reconciliation of basic and diluted earnings per common share "A":

(in millions of euros, except earnings		2002			2001			2000
per share, in euros)
	Net Income (numerator) (Restated)	Average Number of Shares (denominator)	Earnings per Share (Restated)	Net Income (numerator) (Restated)	Average Number of Shares (denominator)	Earnings per Share (Restated)	Net Income (numerator) (Restated)	Average Number of Shares (denominator)	Earnings per Shares (Restated)

Net Income	(55)			234			318
Preferred dividend	(2)			(1)			(1)
Basic income available
to common shareholders	(57)	78,520,814	(0.72)	233	79,058,594	2.94	317	80,272,151	3.94

Effect of dilutive stock options (a)	-		-		608,669			456,969
Amortization of OCEANE	(b)
bonds reimbursement premium
Diluted income available
to common shareholders	(57)	78,520,814	(0.72)	233	79,667,263	2.92	317	80,729,120	3.92

  (a) The number of additional common shares that would have been outstanding if all stock options outstanding at year-end had been exercised is computed using the treasury stock method. This method assumes that the proceeds upon exercise are used exclusively to repurchase Pechiney common shares, at the average market price during the period, reducing the number of shares to be added to outstanding common shares in computing diluted earnings per share.
(b) The effects of options, conversions and exchanges are not taken into account in 2002 because they are antidilutive.

Preferred Shares "B" Computation of basic and diluted earnings per share: basic and diluted net income (loss) per preferred share "B" are computed by adding the	preferred dividend of 9.5% of par value per preferred share "B" to basic and diluted net income (loss) per common share "A".

Basic and diluted earnings per preferred share "B":
(in euros)	2002	2001	2000
	(Restated)	(Restated)	(Restated)

Basic earnings	0.73	4.39	5.39
Diluted earnings	0.73	4.37	5.37

    F24

  »Consolidated Statements
Note 13 - Minority Interests
(in millions of euros, as of December 31)	2002	2001	2000

Beginning of period	169	169	153
- dividends paid to minority shareholders	(21)	(23)	(6)
- minority interests in net income of consolidated subsidiaries	-	28	31
- minority interests' change in ownership interest	3	(6)	(18)
- translation adjustment	(2)	1	9
End of period	149	169	169

Note 14 - Other Long-Term Liabilities
(in millions of euros, as of December 31)	2002	2001	2000

Liabilities for pensions and similar obligations	595	518	463
Liabilities for postretirement benefits other than pensions	420	499	487
Reserve for restructuring expense	3	5	10
Reserve for environmental expense	54	54	71
Other non-current liabilities	70	53	48

	1,142	1,129	1,079

  a) Activity in Long-Term Liabilities (including Short Term portion)

	Balance at beginning of year			Increase	Decrease		Other changes	Balance at end of year

	Long	Short	Total	Charge	Amount	Amount		Long	Short	Total
	Term	Term		to income	used	released to income		Term	Term

Liabilities for pensions and similar obligations	518	34	552	78	(54)		58	595	39	634

liabilities for postretirement benefits other than pensions	499	48	547	52	(49)		(85)	420	45	465

Reserve for restructuring expense	5	45	50	36	(32)	(1)	(7)	3	43	46
Reserve for environmental expense	54	22	76	34	(14)	(6)	(13)	54	23	77
Other non-current liabilities	53	46	99	21	(14)	(10)	2	70	28	98
Total	1,129	195	1,324	221	(163)	(17)	(45)	1,142	178	1,320

Change in provisions for pensions and similar obligations and for postretirement benefits other than pensions reported under "other changes" include translation adjustments related to North American subsidiaries.

    F25

  »Consolidated Statements

  b) Liabilities for Pensions and similar obligations and Postretirement Benefits Other than Pensions

  The obligations of the Group with respect to pensions relate principally to defined benefit pension plans covering certain employees of French companies who joined the Group prior to January 1, 1973 and substantially all employees of North American companies. The obligations of the Group that are similar to pensions relate principally to lump sum indemnities payable to employees of French companies upon retirement. Pension benefits and similar obligations are based on formulas, which generally take into account length of service, job grade and compensation.

  Pension plans are generally funded, except for those of French companies, which are not funded. Annual contributions to the defined benefit pension plans are at least equal to the minimum funding requirements under local laws and regulations. Retirement indemnities and similar schemes are not funded.

  The Group's North American subsidiaries provide healthcare and life insurance benefits to retired employees based on age and length of service. The cost of these schemes is directly assumed by the related companies and is not funded. Generally, healthcare benefits represent a percentage of costs incurred after deductibles and other reimbursements. The changes in benefit obligations and in the fair value of plan assets in 2002 and 2001, and the net amounts recognized in the balance sheet as of December 31, 2002 and 2001 are as follows:

(in millions of euros, as of December 31)	Pensions and Similar Obligations		Other Postretirement Benefits

	2002	2001	2002	2001

Change in benefit obligation
- benefit obligation at beginning of year	806	739	611	521
- service cost	31	26	8	6
- interest cost	50	48	42	40
- plan amendements	4	1	(3)	(7)
- plan participants' contributions	-	-	-	-
- actuarial loss	51	28	80	72
- acquisitions (divestitures	52	6	-	-
- translation adjustment	(46)	12	(105)	29
- benefits paid	(61)	(54)	(49)	(50)

Benefit obligation at end of year	887	806	584	611

Change in plan assets
- fair value of plan assets at beginning of year	209	210	-	-
- actual return on plan assets	(19)	(6)	-	-
- plan participants' contributions	-	-	-	-
- employer's contribution	59	47	49	50
- acquisitions (divestitures)	34	-	-	-
- translation adjustment	(31)	12	-	-
- benefits paid	(61)	(54)	(49)	(50)

Fair value of plan assets at end of year	191	209	-	-

Funded status	(696)	(597)	(584)	(611)
- unrecognized actuarial loss	292	245	135	79
- unrecognized prior service cost and transition (asset) obligation	3	3	(16)	(15)

Net amount recognized	(401)	(349)	(465)	(547)

Amounts recognized in the statement of financial position consist of:
- prepaid benefit cost	7	12	-	-
- accrued benefit liability (*) (**)	(634)	(552)	(465)	(547)
- other intangible assets	4	-	-	-
- other long-term asset (**) (gross amount)	222	191	-	-

Net amount recognized	(401)	(349)	(465)	(547)

(*)Current portion included in this amount:	(39)	(34)	(45)	(48)
(**)The accrued pension liability recognized in the balance sheet included an amount of € 222 million (€ 191 million as of December 31, 2001) representing the additional amount required to recognize the minimum liability which is defined by SFAS 87 as the excess of the accumulated benefit obligation over the fair value of the plan assets. The changes of this additional amount, which are mainly linked to the fluctuation in the return of plan assets, do not impact the income statement; the counterpart of this additional amount, net of tax, is registered in "other long-term assets" (see note 9).
    F26

  »Consolidated Statements
The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were € 887 million, € 825 million and € 191 million, respectively, as of December 31, 2002 and € 806 million,	€ 739 million and € 209 million, respectively, as of December 31, 2001. The components of the net pensions and similar obligations cost and of the healthcare and life insurance cost are as follows:

(in millions of euros, as of December 31)	Pensions and Similar Obligations			Other Postretirement Benefits

	2002	2001	2000	2002	2001	2000

Components of cost
Service cost	31	26	25	8	6	5
Interest cost	50	48	46	42	40	38
Expected return on plan assets	(18)	(20)	(20)	-	-	-
Net amortization	15	3	4	2	(2)	(3)
Net periodic benefit cost	78	57	55	52	44	40

For pension and similar obligations benefits, amortization is based upon the average remaining service period of covered employees.	Assumptions used to determine the benefit obligations and costs are as follows:

	Pensions and Similar Obligations		Other Postretirement Benefits

Weighted-average assumptions
	2002	2001	2002	2001

Discount rate:
- Projected Benefit Obligation	6.03%	6.25%	6.74%	7.25%
- Interest cost	6.15%	6.54%	7.07%	7.25%
Expected rate of increase in compensation levels	3.42%	3.51%	5.00%	5.00%
Expected rate of return on plan assets	9.06%	9.42%	-	-

The assumed health care cost trend rate in 2002 was 8.01 percent for pre-65 retirees and 7.21 percent for post-65 retirees. These rates are expected to decline to ultimate trend rates of 6.0 percent and 5.0 percent, respectively, by the year 2006 and remain at those levels thereafter.	Assumed health care trend rates have a significant effect on the amounts reported for the health care plans.

  A one-percentage-point change in assumed health care cost trend rate would have the following effects:

	One-Percentage-	One-Percentage-
(in millions of euros)	Point Increase	Point Decrease

Effect on total of service and interest cost components	2	(1)
Effect on postretirement benefit obligation	35	(32)

c) Reserve for restructuring expense

(in millions of euros, as of December 31)	2002	2001	2000

Long-term portion	3	5	10
Current portion	43	45	25
Total	46	50	35

    F27

  »Consolidated Statements

  The activity in the restructuring reserve for the years ended December 31, 2002, 2001 and 2000 was as follows:

(in millions of euros)	Employee termination and severance programs	Other exit costs	Total

As of January 1, 2000	58	8	66
Charge to income	14	1	15
Cash expenditure	(44)	(3)	(47)
Other	1	-	1

As of December 31, 2000	29	6	35

Charge to income	27	26	53
Cash expenditure	(21)	(12)	(33)
Other	-	(5)	(5)

As of December 31, 2001	35	15	50

Charge to income	35	1	36
Cash expenditure	(21)	(11)	(32)
Other	(8)	-	8)

As of December 31, 2002	41	5	46

  Expected cash payments for restructuring costs in future periods are as follows:

(in millions of euros)

2003	43
2004	2
2005	1

Total	46

  As of December 31, 2002, restructuring reserves are primarily comprised of amounts related to plans initiated in 2002 (€ 22 million) and in 2001 (€16 million).

  Restructuring plans initiated in 2002 mainly concern redundancy schemes at Pechiney Rolled Products, Pechiney Aviatube, Pechiney Aviatube Ltd (Aluminum Conversion segment), Pechiney Electrométallurgie (Ferroalloys and Other segment) and Decoplast (Packaging segment). Collectively, they target the termination of 870 positions. Under these programs 319 positions were terminated at the end of 2002.

Restructuring plans initiated in 2001 concerned mainly the cessation of the primary magnesium primary activity (Ferroalloys and Other segment) and globally targeted the termination of 531 positions. Under these plans 388 positions were terminated at the end of 2002.

  d) Reserve for environmental expense

Laws and regulations expose the Group to the risk of substantial environmental costs and liabilities, including liabilities associated with past activities. The Group is involved in judicial and administrative proceedings concerning environmental compliance and the remediation of contamination at Group properties and other sites. The Group also has contractually undertaken to indemnify certain purchasers of the Group's divested assets for certain environmental liabilities associated with those assets.	The related charges are reserved for when these liabilities can be reasonably estimated. The types of costs accrued are expenditures for clean up of environmental contamination and other remediation activities. The estimated reserves are based on current environmental laws and regulatory requirements and currently available technology. The accrued costs do not include potential recoveries from insurers and have not been discounted to their present value.

    F28

  Consolidated Statements
The environmental reserves are as follows:

in millions of euros, as of December 31)	2002	2001	2000

Long-term portion	54	54	71
Current portion	23	22	15

Total	77	76	86

  Most of these environmental reserves are associated with the remediation of former waste disposal sites used by the Group in the past, primarily in the United States. The Group is a responsible party at the majority of these sites. The Group is also involved in several remediation matters in France, mainly relating to waste disposal sites. As of the end of 2002, about 80 sites are concerned.

  The precision and reliability of the loss estimates vary from site to site, depending on such factors as the quantity of data concerning contamination at the site, the extent to which remediation requirements have been identified or agreed upon with regulatory authorities and the availability and likelihood of contributions from other responsible parties. The Group believes that the amount it has reserved will enable it to satisfy its known and anticipated environmental liabilities to the extent they can be estimated. In addition, the Group is not aware of environmental matters for which a material loss to the Group, beyond the existing reserves, could currently be considered reasonably possible. Because environmental matters cannot be predicted with certainty, there can be no assurance that the reserves will be adequate for all purposes. In addition, the discovery of new sites or future developments at known sites, such as changes in law or environmental conditions, could result in increased environmental costs and liabilities in excess of accrued environmental reserves that could have a material effect on the Group's results of operations in any given year or its consolidated financial position, although the amount of such increases cannot be estimated.

  e) Other non-current liabilities

The increase of the non-current liabilities between 2001 and 2002 is due to the consolidation in 2002 of Sofiri, a captive insurance company. Life insurance and claim reserves of this company amount to € 23 million at the end of 2002.

Note 15 - Debt (Restated)
(in millions of euros, as of December 31)	2002	2001	2000
			(Restated)

Bonds	916	314	313
Other long-term debt	549	657	421

Long-term debt	1,465	971	734
Current portion	39	37	31

Total	1,504	1,008	765
Including capital lease obligations	4	5	4
Short-term bank loans	390	912	594

As of December 31, 2002, total net indebtedness amounted to € 1,437 million (€ 1,473 million and € 869 million as of December 31, 2001 and 2000, respectively) after deducting cash in the amount of 283 million (€ 322 million and € 377 million as of December 31, 2001 and 2000,	respectively) and marketable securities in the amount of € 153 million (€ 113 million and € 86 million as of December 31, 2001 and 2000, respectively) and including other financial liabilities and receivables.

    F29

  »Consolidated Statements
Maturity of Debt

(in millions of euros, as of December 31)	2002	2001	2000

In 1 year	39	37	31
In 2 years	219	71	26
In 3 years	304	300	67
In 4 years	130	299	311
In 5 years	617	85	296
More than five years	195	216	34

	1,504	1,008	765

Breakdown of Long-Term Debt by Major Currency (Excluding Current Portion)

(in millions of euros, as of December 31)	2002	2001	2000

Euros	1,203	618	436
U.S. dollars	260	350	296
Other currencies	2	3	2

	1,465	971	734

Individually Significant Long-Term Loans as of December 31, 2002

(in millions of euros)	Interest rate	Maturity	Nominal Value	2002

Pechiney
Bonds	5.10%	2005	(1,500 M. FRF)	229
Equity link bonds	(*)Pechiney share	2005	(350 M. FRF)	53
Convertible bonds	(**)3.25%	2007	(595 M. EUR)	604
Private placement	5.10%	2003	(200 M. FRF)	10
Private placement	EURIBOR	(***)2006	(260 M. FRF)	40
Private placement	EURIBOR	2005	(80 M. FRF)	8
Private placement	EURIBOR	2008	(183 M. EUR)	183
Pechiney Pacific
Line of credit	LIBOR	2004	(185 M. USD)	176
Line of credit	LIBOR	2006	(110 M. USD)	74
Aluminium Pechiney SPV
Lines of credit	LIBOR	2013	(110 M. USD)	9
Other
Other long-term loans				79
Current portion of long-term loans				39

Total long-term debt (including current portion)				1,504

(*)	Swap against index EURIBOR.
(**)	Gross annual yield 3.25%, redemption premium 10.05% of the nominal value (amortized over the life of the bonds, see Note 20c).
(***)	Maturity in 2003, extendable until 2006 on option.
Interest on short-term debt is based on monetary indexes such as EURIBOR, LIBOR or spot rate, depending on the currency and debt instrument. As of December 31, 2002, the Group has available outstanding and unused long-term lines of credit amounting to € 821 million. The information relating to financial instruments and to the market value of the debt is provided in Note 19.

  The information relating to guarantees on indebtedness is provided in Note 20.

    F30

  »Consolidated Statements
Note 16 - Financial Expense
(in millions of euros, year ended December 31)	2002	2001	2000

Financial expense:
- interest on long-term debt	(52)	(49)	(66)
- interest on short-term debt	(26)	(48)	(44)
- interest on the sale of receivables	(5)	(8)	(9)
- exchange loss	(8)	(4)	(12)
- capitalized interest	3	3	2
- other expense	(4)	(6)	(5)

	(92)	(112)	(134)
Financial income:
- interest on long-term loans	5	11	6
- revenue from marketable securities	4	-	3
- exchange gain	15	7	9
- short-term financial income	16	25	47
- other income	3	1	1
	43	44	66

Financial expense, net	(49)	(68)	(68)

Note 17 - Other (Expense) Income (Restated)
Other income and expense for the years ended December 31, 2002, 2001 and 2000 includes the following:

(in millions of euros, year ended December 31)	2002	2001	2000
	(Restated)	(Restated)	(Restated)

Gain (loss) on divestitures and writedowns of financial assets	(80)	(12)	7
Expenses relating to retirees	(26)	(27)	(23)
Other	3	49	8

	(103)	10	(8)

  In 2002:
  the caption "Gain (loss)on divestitures and writedowns of financial assets"consists mainly of a € 47 million writedown of the investment in entities limited to the brokerage activity sold in 2000,following the settlement of a litigation relating to the activity;

  the caption "Other" comprises mainly a gain of € 24 million resulting from the positive settlement of a litigation relating to a patent held by the Group and of a loss of € 20 million corresponding to the cost of an insurance policy covering environment remediation costs of a former mine located in the United States.
In 2001:
  the caption "Other" consists mainly of a € 48 million release related to Viskase litigation, a charge amounting to € 31 million paid by Alcoa to the group when it sold its interest in Worsley to Billiton and a charge amounting to € 13 million related to reserves for environmental remediation costs.

  In 2000:

  the caption "Other" consists mainly of a € 16 million release from reserves related to ANC and a charge amounting to € 4 million related to reserves for environmental remediation costs.

    F31

  »Consolidated Statements

  Note 18 - Income Taxes

(in millions of euros, year ended December 31)	2002	2001	2000

Current income taxes	(64)	(106)	(157)
Deferred income taxes	28	(18)	(9)

	(36)	(124)	(166)
Withholding taxes	(3)	(6)	(6)

	(39)	(130)	(172)

  a) Effective Tax Rate

Since 2002, the effective tax rate calculated on the basis of income before goodwill amortization and writedowns. A pro-forma effective tax rate has been calculated for the previous periods.	The difference between the effective tax rate and the enacted tax rate applicable in France is as follows:

	2002	2001	2000
	(Restated)	(Restated)	(Restated)

Enacted tax rate	35.43%	36.43%	37.76%
Effect of foreign tax rates differential	(9.20%)	(4.20%)	(3.60%)
Permanent différences	(12.90%)	(3.35%)	(6.80%)
Taxes at lower rates	(14.30%)	1.17%	(0.40%)
Change in valuation allowance	14.20%	1.92%	2.40%
Other	(7.90%)	(3.28%)	0.60%
Withholding taxes	2.30%	1.70%	1.00%

Effective tax rate	36.23%	30.43%	30.96%

b) Deferred Income Tax
Deferred income taxes are reported in the consolidated balance sheet as follows:

(in millions of euros, as of December 31)		2002	2001	2000

Deferred income tax assets	- long term	505	335	331
	- short term	51	60	53
Deferred income tax liabilities	- long term	(195)	(173)	(93)
	- short term(*)	(10)	(7)	(7)
Net deferred income taxes assets		351	215	284

(*) included in "Other payables and accrued liabilities" in the Consolidated Balance Sheet.

    F32

  »Consolidated Statements
Deferred income taxes include the following components:

(in millions of euros, as of December 31)	2002	2001	2000

Temporary differences - assets
Depreciation and amortization	51	33	16
Employee benefits liabilities	409	418	386
Restructuring reserves	13	23	4
Others	115	108	101

Total	588	582	507

Net operating losses	679	641	660
Less valuation allowance	(459)	(525)	(536)

Total assets, net of valuation allowance	808	698	631
Temporary differences - liabilities
Depreciation and amortization	313	337	218
Capitalized interest	12	14	5
Regulated reserves	48	48	41
Inventory	21	23	25
Unremitted reserves	7	8	4
Tax reserves	17	15	11
Others	39	38	43

Total liabilities	457	483	347

Net deferred income tax asset	351	215	284

  The valuation allowance relates to net operating losses carried forward and other deferred tax assets which more likely than not will not be realized.

  At December 31, 2000, 2001, and 2002 valuation allowances relating to loss carryforwards of French companies continue to represent the majority of the total allowance. They relate to loss carryforwards exceeding the probable taxable income during the carryforward period and to those carryforwards with no expiry date which are subject to limitations to their use such that it is unlikely that they will be used against taxable income.

  Note 19 - Financial Instruments linked to financial and metal risk management

  a) Financial Instruments Used

  The Group uses various financial instruments to reduce its exposure to fluctuations in currency values and interest rates.

  The majority of the financial instruments used are over-the-counter instruments that are sufficiently standard and liquid to be considered similar to instruments commonly traded on organized financial markets:

  in order to hedge foreign exchange exposures, the Group buys and sells currencies in both the spot and forward markets, buys currency options and buys or sells instruments for simple option strategies (collars);

  in order to hedge interest rate exposures, the Group buys caps to limit the exposure to interest rate increases to fix, in advance and for a period of generally less than seven years, the amounts of future payments. The

  Group also enters into interest rate swaps or swaptions to fix the cost of the debt for periods exceeding one year.

  The Group does not use financial instruments with leverage features. Accordingly, the notional amount of the contracts is the proper measure for determining the effect of possible fluctuations in the foreign exchange or interest rate markets.

  The Group does not engage in the trading of foreign exchange and interest rate instruments except for certain limited arbitrage transactions in the foreign exchange markets. These arbitrage transactions are exclusively performed on spot and forward foreign exchange markets or through options strategies. These operations are carried out, within predetermined limits, in order to optimize the management of the Group's

    F33

  »Consolidated Statements
centralized hedging operations. These transactions are entered into exclusively on currencies commonly used by the Group. As a result of the predetermined limits, net open positions resulting from arbitrage operations are not material. As arbitrage transactions are not hedges,	positions are marked to market and unrealized gains and losses are immediately recorded in income, within the caption Financial expense, net.

  b) Hedging of Currency Risks

  Hedging operations are centralized at the parent company for all subsidiaries when permitted by local regulations and by administrative management constraints. The main material exception to this principle is Pechiney Japon K.K.. All hedging is performed using instruments quoted on organized markets or over-the-counter transactions that are similar to instruments traded on organized markets.

  The Group policy is to systematically hedge risks associated with firm commercial transactions. As an exception to this rule, for certain exposures where the amount and maturity are known, the Group may decide either not to hedge certain specific risks, or to hedge certain transactions which are anticipated but not yet committed.

  Foreign exchange instruments are utilized to hedge commercial purchase and sale contracts of Group subsidiaries, as soon as such contracts are entered into, as foreign exchange exposure arises at that time. Accordingly, foreign exchange instruments generally hedge trade payables and trade receivables denominated in foreign currencies and contracted but unbilled purchases and sales denominated in foreign currencies.

  Exchange gains and losses related to operating activities are recorded in Income from operations, principally in Net sales and Cost of goods sold. Gains and losses related to financial activities are recorded in Financial expense, net.

  Portfolio of Foreign Exchange Instruments

  As of December 31, 2002, the foreign exchange instruments portfolio consisted primarily of hedging purchases of raw materials and sales of aluminum, semi-fabricated and fabricated products by the French companies in the aluminum activities (€ 545 million equivalent of export hedges - forward sales - and € 814 million equivalent of import hedges -forward purchases).

  As of December 31, 2002, the foreign exchange instruments portfolio also included foreign exchange contracts granted to affiliates (€ 14 million equivalent of forward purchases and € 8 million equivalent of forward sales) and hedging contracts which are now external to the Group (€ 22 million equivalent of forward purchase, exchange contract assumed by Rexam in connection with the sale of ANC) as well as the related hedging contracts with banks.

  Foreign exchange instruments (currency swaps) are also used to convert debt instruments issued in euros into U.S. dollars, primarily in order to refinance U.S. based operations; as of December 31, 2002, these hedging foreign exchange instruments amounted to € 495 million.

  The open options portfolio as of December 31, 2002 consisted primarily of:

  puts purchased: Euro / Sterling, € 10 million;
  calls purchased: Euro / U.S. dollars, € 10 million and puts purchased: Euro / U.S. dollars, € 13 million;
  purchases of collars: Australian dollars / U.S. dollars (calls purchased AUD / USD: € 41 million; puts written AUD / USD: € 41 million) for the Australian operations of the Aluminum sector;
  purchases of collars: Euros / U.S. dollars (puts purchased EUR / USD: €  114 million; calls written EUR / USD: € 114 million), puts written EUR / USD, € 57 million, and purchases of puts Euros / U.S. dollars, € 57 million, granted to affiliates of the Aluminum sector;
  purchases of collars: Euros / U.S. dollars (calls purchased EUR / USD: €  57 million; puts written EUR / USD: € 57 million) with banks for hedging of collars with consolidated entities.

  The portfolio of foreign exchange instruments at year end was as follows:

(in millions of euros)	2002	2001	2000

Notional amount
Forward puritanismes	700	741	889
Forward sales	1,489	1,828	1,634
Options puritanisme	473	972	604
Options written	440	949	539

  Gains or losses with respect to foreign exchange instruments are described in paragraph (f) below.

    F34

  »Consolidated Statements

  The foreign exchange positions as of December 31, 2002 by major currency were as follows (foreign currency amounts are translated at December 31, 2002 exchange rates):

(in millions of euros)	Forward Purchases	Forward Sales

U.S. dollar	561	1,326
Pound Sterling	24	106
Japanese yen	1	13
Other	114	44

Total	700	1,489

As of December 31, 2002, currency instruments with a term longer than one year but shorter than 6 years represent an amount of € 69 million for forward purchases, € 202 million for forward sales.

  c) Hedging of Interest Rate Risks

  The interest rate risks of the Group are managed centrally by the parent company to the extent permitted by local laws. All hedging is performed using over-the-counter instruments that are similar to instruments traded on organized markets.

  Most of the Group's long-term debt bears interest at variable rates. This results in exposure to fluctuations in the interest rate markets, which the Group reduces through the use of interest rate instruments. The Group policy is to use these instruments to fix or to limit the fluctuations of a portion of the interest expense on its variable rate debt:

  interest rate swaps to fix the interest expense on variable rate debt;

  caps or swaptions to limit the effect of fluctuations in interest rates on the interest expense on variable rate debt.
Premiums paid or received related to cap transactions or swaptions and amounts receivable and payable related to swap transactions are recorded in Financial expense concurrently with the interest expense on the underlying debt.

  Interest rate instruments are essentially used to hedge long-term debt, which bears interest at rates indexed on LIBOR, STIBOR and EURIBOR.

  Portfolio of Interest Rate Instruments

  The following tables set forth for each period presented and for each category of interest rate instrument used by the Group, the notional amount, maturity and average rate. The average rate for caps represents the average ceiling rate. The average rate for swaps and swaptions represents the average guaranteed fixed rate. These instruments are used to hedge a portion of the debt bearing interest at variable rates and denominated in euros and U.S. dollars.

    F35

  »Consolidated Statements
(in millions of euros)	Notional Amount		Maturity		Average rate

		< 1 year		1 - 7 years

As of December 31, 2002
Interest Rate swap - Fixed rate debt:
- in EUR Fixed to EURIBOR	114	-		114	4.4%
- in USD Fixed to LIBOR	270	195		75	2.38%
Interest Rate swap - Capped rate debt:
- in EUR EURIBOR to capped EURIBOR	138	-		138	6.13%
Interest Rate swap -Fixed rate debt:
- in EUR Fixed to EURIBOR	311	-		311	4.77%
Interest Rate swap -Capped rate debt:
- in EUR EURIBOR to capped EURIBOR	45	-		45	6%
Caps purchases:
- in EUR Fixed to PIBOR	152	152		-	4.88%
Currency interest rate swaps:
- in EUR / SEK for EURIBOR / STIBOR	15	-		15	-

As of December 31, 2001
Interest Rate swap - Fixed rate debt:
- in EUR Fixed to EURIBOR	114	-		114	4.4%
Interest Rate swap - Capped rate debt:
- in EUR EURIBOR to capped EURIBOR	138	-		138	6.01%
Interest Rate swap -Fixed rate debt:
- in EUR Fixed to EURIBOR	311	-		311	4.77%
- in EUR Fixed to CMS	45	-		45	4.25%
Interest Rate swap -Capped rate debt:
- in EUR EURIBOR to capped EURIBOR	45	-		45	6%
Caps purchases:
- in EUR Fixed to PIBOR	152	-		152	4.88%
- in USD Fixed to LIBOR	238	238		-	7.5%
Caps sales:
- in USD Fixed to LIBOR	238	238		-	7.5%
Currency interest rate swaps:
- in EUR / SEK for EURIBOR / STIBOR	15	-		15	-

As of December 31, 2000
Interest Rate swap - Fixed rate debt:
- in FRF / EUR Fixed to EURIBOR	152	38		114	4.31%
Interest Rate swap -Variable rate debt
- in FRF / EUR Fixed to EURIBOR	311	-		311	4.77%
- in FRF / EUR Fixed to CMS	45	-		45	4.25%
Caps purchases:
- in FRF Fixed to PIBOR	400	248		152	4.71%
- in USD Fixed to LIBOR	290	64		226	7.5%
Caps sales:
- in FRF Fixed to PIBOR	8	8		-	5%
- in USD Fixed to LIBOR	290	64		226	7.5%
Currency interest rate swaps
- in EUR / SEK for EURIBOR / LIBOR	15	-		15	-

  There are no interest rate instruments with a maturity longer than seven years.

    F36

  »Consolidated Statements

  d) Metal Commitments

  Industrial divisions
  In order to reduce its exposure to price fluctuations of certain metals (principally aluminum), the Group uses the following instruments traded on the London Metal Exchange (LME) or New York Commodity Exchange (COMEX): purchase and sales contracts, purchased options or option hedging strategies.

  These transactions allow the Group's industrial companies to fix the future prices of purchasing raw materials or the margin levels or to limit to a determined level the effect of future price fluctuations on these prices or margin levels. The Group has been applying, for its subsidiaries which produce aluminum, a policy designed to take advantage of the increases in aluminum prices and excluding any locking-in of sales prices for medium or long-term periods, and on a case by case basis protecting itself against a decrease in prices below a pre-determined level by purchasing put options.

  Gains and losses on forward metal contracts and options which serve to hedge metal price exposures within industrial subsidiaries are recorded in the same manner and period as the gains and losses on the hedged transactions. In accordance with the Group's risk management policies, instruments which reduce the exposure to fluctuations in the price of metal and are designated as hedges of the exposed items are accounted for as hedges.

  Futures and options contracts are only entered into with creditworthy counterparties and up to predetermined limits for any one counterparty, so as to limit credit risks. Market risks arise from the volatility of the aluminum market, which can result in significant fluctuations in the market value of hedge instruments. The effect of these fluctuations on future purchases and sales of aluminum should approximately offset the effect on the market value of the hedging instruments.

  International Trade division

  For the subsidiaries in the International Trade division, which trade both internally with the Group's industrial subsidiaries and with third parties, commodity instruments are essentially used as hedges in order to fix a profit margin on their operations. These hedges, determined either specifically or globally, are made on firm commitments. At the end of each period, the original values of all open contracts are marked to market. For metals which are not traded on organized markets (mainly alumina), unrealized gains are not recorded.

  The revenues of the agency and trading activities (and of brokerage activities until February 2000) are recorded as follows:

(in millions of euros, for the year ended december 31)	2002	2001	2000

Purchase for resale net revenue(*)	138	112	138
Commission and brokerage income	24	21	17

(*) Net sales less Cost of goods sold.

The division limits the credit risks associated with trading and brokerage activities by dealing only with highly rated counterparties, by limiting its maximum exposure to any single counterparty and by spreading its risks among a large number of counterparties. The market risks of the trading activities result from potential fluctuations in the market price of metals, possible mismatches in the timing of long and short positions, and potential changes in the premiums or discounts applicable to specific markets. The market risk associated with the brokerage activities is generally limited to a one day risk and there is little long-term exposure. The market risks of both the trading and brokerage activities are subject to strict	policies and controls, including risk limits. The brokerage activity is also subject to the regulatory control of the U.K. Securities and Futures Authority (SFA).

  Open positions as of December 31, 2002

  As of December 31, 2002, hedging instruments for aluminium have a fair value of € (11) million whereas hedging instruments for other metals have a fair value of € 1 million. Fair value represents unrealized hedging gains (losses) deferred at the year end. These deferred gains (losses) are expected to offset the effects of price fluctuations on sales and purchases of metal.

    F37

  »Consolidated Statements

  e) Counterparty Risk and Market Risk

  The potential counterparty risks to the Group are concentrated in the following areas:

  accounts receivable;

  debt and equity investments;

  off balance sheet financial instruments;

  The client risk, which is managed by each subsidiary, is limited due to the large number of clients spread among many industrial sectors and geographic locations.

Excess cash generated by subsidiaries is remitted to the parent Company when permitted by local regulations. These funds are invested in money market or mutual funds.

  All off balance sheet financial instruments are entered into with highly rated financial institutions. Accordingly, the Group does not believe that non-performance by a counterparty would have a significant impact on its financial position.

  As the Group uses financial instruments to hedge its interest rate and foreign exchange exposures, the Group believes the market risk with respect to such instruments is not material.

  f) Market Value of Financial Instruments

  The table below summarizes the book and market values of the financial instruments used by the Group as of December 31, 2002, 2001 and 2000.

	2002		2001		2000
(in millions of euros)
	Net Book value	Market value	Net book value	Market value	Net book value	Market value

Investments in equity affiliates	285	285	297	297	261	261
Long-term investments	139	139	141	141	149	149
Long-term loans	49	49	55	55	60	60
Accounts receivable - trade (Restated)	1,281	1,281	1,466	1,466	1,500	1,500
Marketable securities	153	153	113	113	86	86
Cash (Restated)	283	283	332	332	377	377

Liabilities
Long-term debt
(including current portion)	1,504	1,463	1,008	1,002	765	757
Accounts payable - trade	1,456	1,456	1,504	1,504	1,503	1,503
Short-term bank loans	390	390	912	912	594	594

Off balance sheet
Interest rate instruments		11		0		0
Currency instruments		59		(3)		23

  The market value of equity affiliates and long-term investments was determined using stock exchange values for listed companies, equity values for non-listed equity affiliates and, for non-listed investments, the net book values, which approximate the market values.

  The market value of long-term fixed rate debt and of significant long-term loans was determined item by item, using values communicated either by the agent bank or estimated by the Group on the basis of discounted future cash flows, using rates and conditions prevailing at the end of each period.

  The market value for cash and cash equivalents and for all current assets and liabilities (Accounts Receivable - trade, Marketable Securities, Accounts Payable - Trade and short-term Bank Loans) is considered to be equal to the net book value due to their short-term maturities.

The market value of off balance sheet foreign exchange instruments is determined by reference to the closing rates at the balance sheet date.

  The banks that are counterparties to currency options and interest rate instruments confirmed the market value of off balance sheet interest rate instruments.

  In the last two cases, the market value represents what the Group would receive (or pay) to unwind the foreign exchange and interest rate instruments as of the balance sheet date. As these instruments relate essentially to specific hedges, the gain or loss arising from the mark to market on the instrument is offset by the gain or loss on the designated hedged item.

    F38

  »Consolidated Statements

  Note 20 - Commitments and Contingent Liabilities

  a) Guarantees provided in the usual course of business

(in millions of euros, as of December 31)			Guarantees
	< 1 year	from 1 to 3 years	from 3 to 5 years	> 5 years	Total 2002

Receivables sold(1)	200	-	-	-	200
Guarantees(2)	79	263	194	43	579
Mortgages and liens	-	-	-	-	-

Total	279	263	194	43	779

(1)	The Group has entered into agreements with certain financial institutions to sell up to € 187 million of selected receivables without recourse (€ 199 million in 2001, € 205 million in 2000) and up to € 28 million with recourse (€ 8 million in 2001, € 7 million in 2000). The outstanding receivables sold deducted from the caption "Accounts and notes receivables" amounts to € 200 million in 2002, including € 25 million sold with recourse.
(2)	Guarantees given mainly relate to loans and credit lines granted to Group companies.

As of December 31, 2002, debt instruments in the aggregate amount of € 1,165 million, including unused lines of credit,	contained restrictive covenants relating to the maintenance of the consolidated net worth of Pechiney and consolidated debt to equity ratio.

  The following table shows, as of December 31, 2002, the Group's loans and lines of credit for a term exceeding one year, drawn or partially drawn, which are subject to early redemption requirements if the Group fails to maintain certain levels of consolidated net worth or exceeds certain indebtedness ratios:

	Rate	Maturity	Maximum	Amount	Consolidated Net	Debt Ratio
			Principal Amount	Drawn Down	Worth Requirement
				(€ millions)

Pechiney
Private Placement	EURIBOR	2008	€ 183 million	183	> € 2,500 million	< 140%

Pechiney Pacific
Line of credit	LIBOR	2004	US$ 185 million	176	> € 1,982 million(1)	-
Line of credit	LIBOR	2006	US$ 110 million	74	> € 2,500 million	-

  (1) 13 billion French francs

  b) Other commitments provided in the usual course of business

		Commitments
(in millions of euros, as of December 31)
	< 1 year	from 1 to 3 years	from 3 to 5 years	> 5 years	Total 2002

Operating leases	19	28	17	29	93
Capital expenditures	66	4	-	-	70

Total	85	32	17	29	163

  Financial instruments linked to foreign exchange interest, rate and metal exposure are detailed in Note 19.

  c) Guarantees and other commitments relating to non-recurring transactions

		Amounts
(in millions of euros, as of December 31)	< 1 year	from 1 to 3 years	from 3 to 5 years	> 5 years	Total 2002

Contingent guarantees and commitments(*)
OCEANE bonds redemption premium	-	-	51	-	51
Earn out clauses	2	-	-	-	2
Firm commitments (*)
Bauxilum project	-	7	210	-	217
Tomago	-	-	29	-	29

Total	2	7	290	-	299

  (*) Assessed commitments; these commitments, as well as the non-assessable guarantees and other commitments relating to non-recurring transactions, are described hereunder.

    F39

  »Consolidated Statements

  OCEANE bonds redemption premium

  On April 2002, the Group launched an offering of bonds convertible into new shares and / or exchangeable for existing shares of Pechiney (OCEANE), with a redemption premium. The redemption premium, which amounts to € 60 million, is amortized over the life of the bonds. At the end of December 2002, the unrecognized premium amounts to € 51 million. Except in case of an anticipated repayment decided by Pechiney, these bonds are all redeemable on January 1st, 2007. These bonds can also be exchanged for existing "A" shares of Pechiney, or converted into new "A" shares to be issued by Pechiney, from May 21, 2002 to December 20, 2006. During 2002, no bond has been purchased on the Stock Exchange or redeemed by Pechiney and there was no request for conversion or exchange.

  Earn out clauses

  As part of the agreements for the acquisition of certain assets, the Group has agreed to pay additional amounts to the sellers, provided that various conditions are met. The maximum amount which could be paid in respect of these agreements is estimated at € 2 millions, payable in 2003.

  Bauxilum project

  In 2001, Aluminium Pechiney SPV, a subsidiary of the Group, entered into a technical, commercial, financial and management support agreement, the Investment and Liquidation Agreement, with CVG Bauxilum ("Bauxilum") a subsidiary of the Venezuelan state holding company Corporacion Venezolana de Guyana. The purpose of this agreement is to modernize Bauxilum's bauxite and alumina production facility so as to increase in a lasting manner its annual production from 1.7 million tons to 2 million tons and to ensure compliance of the installations in environmental matters.

  Within the framework of this agreement, the Group will provide equipment, technology, technical assistance and other services to Bauxilum for a total value of approximately 228 million dollars (representing € 217 million at December 31, 2002) which shall be financed, on the one hand, by two loans of a maximum amount of 110 million dollars granted by a banking syndicate to Aluminium Pechiney SPV, and for the remainder, by the Group. Reimbursements of the loan amounts shall be carried out through the sale of alumina which shall be off taken by the Group. Taking into account the project's structure, the credit risk incurred by the Group should not exceed an estimated 120 million dollars. Within the framework of this project, it is provided that the Group will deliver several guarantees, in particular as to performance and that it will subcontract, under its responsibility, part of the project. This project also calls for a feasibility study for an extension of the facility so as to allow the increase of alumina production from 2 to 3 million tons.

  This agreement became effective on December 23, 2002, when the conditions precedent to the closing of the transaction contemplated by the Investment and Liquidation Agreement were completed.

  As of December 31, 2002, the financing through the loan agreements was available to Aluminium Pechiney SPV, the expenses incurred by the Group within the framework of the project amounted to € 17 million and drawings on the banking pool loan amounted to € 14 million.

  Tomago

  On April 28, 2002, Pechiney and its partners in the Tomago smelter agreed to increase the capacity of the plant. The Pechiney commitment in relation to this project amounts to 34 million Australian dollars (representing € 18 million at December 31, 2002), which could be raised to 53 million Australian dollars (representing € 29 million at December 31, 2002) in case one of the partners uses its right not to participate in the project.

  Aluminium Dunkerque

  In June 1990, the Group agreed to take off the whole production of the Dunkerque plant and to finance part of the working capital of the plant. Also pursuant to this agreement, the shareholders of Aluminium Dunkerque other than the Group (representing in the aggregate 65% of its share capital) have the right to put their shares of Aluminium Dunkerque. This put option will be exercisable progressively, beginning September 1 following the date on which 80% of Aluminium Dunkerque's project financing indebtedness is reimbursed which, according to present estimates, will occur in 2003. The put option will then be open for a period of five years. The percentage of put options exercisable each year represents 30% of the shares held by the shareholders of Aluminium Dunkerque other than the Group. As a result of the exercise of these put options, the Group could obtain a majority interest in Aluminium Dunkerque, as early as the first year of the exercise period, thereby requiring the Group to consolidate Aluminium Dunkerque, including the then outstanding project financing indebtedness (which could represent up to 20% of the original amount, or $ 135 million). The purchase price would be the fair market value of the shares as determined each year during the exercise period by independent experts.

  Corus project

  Pechiney had reached an agreement in principle with the Anglo-dutch Group Corus on the proposed acquisition of its aluminum conversion activities. The proposed acquisition was rejected by the supervisory board of Corus' Dutch Subsidiary, which decision was upheld by the Amsterdam Enterprise Court on an appeal brought by the management board of Corus Group plc. As a consequence, Corus Group plc is required to pay Pechiney an agreed break-up fee of € 20 million, according to its contractual obligations.

  Liability guarantees

  As part of the agreements for the sale of certain investments or assets, the Group has guaranteed the buyers against various risks relating mainly to tax, labor and environmental matters. These guarantees are those usually encountered in such transactions and are, generally, limited in duration and subject to deductible or threshold clauses or capped, depending on assets and liabilities guaranteed.

    F40

  »Consolidated Statements

  d) Obligations and commitments summary

(in millions of euros, as of December 31)		Amounts to be paid
	< 1 year	from 1 to 3 years >	from 3 to 5 years >	5 years	Total 2002

Loans (see Note 15)	39	523	747	195	1,504
Capital leases	8	18	19	12	57
Off balance sheet commitments:
- provided in the usual course of business (see b above)	85	32	17	29	163
- non-recurring (see c above)	2	7	290	-	299

Total	134	580	1,073	236	2,023

  e) Contingent liabilities

Certain Group companies have been subjected to tax audits which are not completed. Management believes that all known litigation involving the Group is	adequately provided for so that liabilities related to such litigation should not materially affect the Group's financial position or results of operations.

  Note 21 - Related Party Transactions

  Significant transactions and balances between the Group and its affiliates as of and for the years ended December 31, 2002, 2001 and 2000 included the following:

(in millions of euros)	2002	2001	2000

Year ended December 31
Net sales (Restated)	158	302	280
Purchases (Restated)	490	679	610
As of December 31
Accounts receivable - trade, net	21	38	55
Long-term loans (non-current portion)	33	50	54
Financial advances, net	19	38	8
Accounts payable - trade	91	101	86

As of December 31, 2002, Pechiney has entered into exchange and currency option contracts for a total amount of € 366 million with Aluminium Dunkerque and Alucam. These contracts mature in 2003.	The Group also enters into numerous transactions with certain of its main shareholders, notably Assurances Générales de France.

    F41

  »Consolidated Statements

  Note 22 - Segment and Geographic Information

  A - OPERATIONAL SEGMENTS

The activities of Pechiney are organized into 17 divisions, each offering specific products and services. The five major operating segments presented below are either divisions or groups of divisions with similar characteristics. The Primary Aluminum division produces aluminum, alumina and bauxite and licenses aluminum related technology. Aluminum Conversion includes the divisions which convert aluminum into laminated or extruded products. Packaging includes the divisions which produce flexible plastic packaging, tubes, aerosols and a large range of other packaging for the food, healthcare and beauty markets. The International Trade division is engaged in metal sales. Ferroalloys and other is mainly comprised of Pechiney Electrométallurgie.	Segment performance is evaluated principally on earnings from operations, which is calculated as income (loss) from operations, less amortization of goodwill, long-lived asset writedowns, restructuring expense and other income (expense).

  The accounting principles applied in the determination of segment earnings from operations are identical to those described in Note 1 with the exception of the interest cost and return on plan assets relating to the North American defined benefit pension plans and medical and life insurance schemes for the Packaging segment, which are recorded under Holdings. The impact on the Group's operating margin of the elimination of interGroup profit in inventory is recorded in Holdings. Segment assets do not include deferred tax assets of companies included in the French and U.S. tax groups, which are recorded in Holdings.

	Aluminum
			Packaging	Ferroalloys	International	Holdings	Total
(in millions of euros)	Primary	Aluminum		& other	Trade
	Aluminum	Conversion

2002
Net sales	1,605	2,618	2,342	308	5,036	-	11,909
Earnings from operations	276	16	129	3	73	(90)	407
Restructuring expense,							(145)
long-lived asset writedowns
Other income (expense)							(98)

Income (loss) from operations							164
Financial expense, net							(49)

Income (loss) before income taxes							115

Assets
(excluding cash and Marketable securities)	1,984	1,937	2,120	380	665	712	7,798
Cash and marketable securities							436

Total assets							8,234

Acquisitions of property, plant
and equipment	133	130	196	16	2	2	479
Depreciation and amortization excluding
long-lived assets writedowns and	(90)	(96)	(124)	(17)	(3)	(5)	(335)
goodwill amortization

    F42

  »Consolidated Statements
	Aluminum

(in millions of euros)	Primary	Aluminum	Packaging	Ferroalloys	International	Holdings	Total
	Aluminum	Conversion		& other	Trade (Restated)		(Restated)

2001
Net sales	1,851	2,676	2,418	358	4,209	-	11,512
Earnings from operations	423	23	136	-	58	(88)	552
Restructuring expense, long-lived asset writedowns							(75)
Other income (expense)							10
Income (loss) from operations							487
Financial expense, net							(68)
Income (loss) before income taxes							419

Assets (excluding cash and Marketable	2,019	2,004	2,396	388	829	618	8,254
securities)
Cash and marketable securities							445

Total assets							8,699

Acquisitions of property, plant and equipment	51	137	177	20	2	2	389

Depreciation and amortization excluding long-lived assets writedowns and goodwill amortization	(86)	(91)	(125)	(19)	(3)	(4)	(328)

	Aluminum

	Primary	Aluminum	Packaging	Ferroalloys	International	Holdings	Total
(in millions of euros)	Aluminum	Conversion		& other	Trade (Restated)		(Restated)

2000
Net sales	2,039	2,600	2,085	377	3,773	-	10,874
Earnings from operations	509	78	100	-	65	(93)	659
Restructuring expense,long-lived asset writedowns							(29)

Other income (expense)							(8)
Income (loss) from operations							622

Financial expense, net							(68)
Income (loss) before income taxes							554
Assets (excluding cash and Marketable securities)	1,938	1,727	2,065	345	723	826	7,624

Cash and marketable securities							463

Total assets							8,087

Acquisitions of property, plant and equipment	33	117	106	25	5	1	287
Depreciation and amortization excluding long-lived assets writedowns and goodwill	(85)	(78)	(113)	(20)	(3)	(4)	(303)
amortization

    F43

  »Consolidated Statements

  B - GEOGRAPHIC INFORMATION (BY COUNTRY OF PRODUCTION)

(in millions of euros, as of December 31)	Net sales	Long-lived assets

2002
France	4,972	1,315
United States of America	3,546	1,155
Australia	356	421
Other	3,035	741

Total	11,909	3,632

2001
France	4,719	1,432
United States of America	3,695	1,346
Australia	394	506
Other (Restated)	2,704	718

Total (Restated)	11,512	4,002

2000
France	4,725	1,350
United States of America	3,598	1,223
Australia	421	234
Other (Restated)	2,130	477

Total (Restated)	10,874	3,284

    F44

  »Consolidated Statements

  Note 23 - List of Group Companies

  Percentage of ownership interest as of December 31, 2002

  COMPANIES ACCOUNTED UNDER THE GLOBAL METHOD ARE:

ALUMINUM METAL
Alufin (Germany)	100
Aluminium de Grèce (Greece)	60
Aluminium Pechiney (France) (*)	100
Aluminium Pechiney SPV (France)	100
Cathjoh Holdings Pty Ltd (Australia)	100
électrification Charpente Levage (France)	100
électrification Charpente Levage DPG Engineering Pty Ltd (South Africa)	100
électrification Charpente Levage Canada - CDG Services Inc. (Canada)	100
Johcath Holdings Pty Ltd (Australia)	100
Pechiney Bécancour, Inc. (United States)	100
Pechiney Consolidated Australia PTY Ltd (Australia)	100
Pechiney Nederland C.V. (Netherlands)	85
Pechiney Nederland N.V. (Netherlands)	100
Pechiney Pacific PTY Ltd (Australia)	100
Pechiney Resources PTY Ltd (Australia)	100
Pechiney Sales Corporation (United States)	100
Société Financière pour le Développement de l'Aluminium (France)	100
ALUMINUM CONVERSION
Affimet (France)	100
Aluminium Pechiney (France) (*)	100
Pechiney Aluminium Presswerk GmbH (Germany)	100
Pechiney Aviatube (France)	100
Pechiney Aviatube Ltd. (Great Britain)	100
Pechiney Cast Plate, Inc. (United States)	100
Pechiney Eurofoil Belgique S.A. (Belgium)	100
Pechiney Eurofoil Luxembourg S.A. (Luxembourg)	100
Pechiney Rhenalu (France)	100
Pechiney Rolled Products LLC (United States)	100
Pechiney Rolled Products Property and Equipment Co, LLC (United States)	100
Pechiney Softal (France)	100
Satma (France)	100
Société des Fonderies d'Ussel (France)	100

    F45

  »Consolidated Statements
PACKAGING
Benson S.r.l (Italy)	100
Cebal Brasil Limitada (Brazil)	100
Cebal CR S.A. (Czech Republic)	100
Cebal Entec S.A. (Spain)	100
Cebal Italiana S.P.A (Italy)	84
Cebal Mexico S.A. de C.V. (Mexico)	100
Cebal Tuba SP ZO.O. (Poland)	58
Cebal UK Ltd (Great Britain)	100
Cebal S.A.S. (France).	100
Cebal Verpackungen GmbH & Co (Germany)	100
Cebal Zhongshan Co. Ltd (Chine)	60
Cepillos de Matamoros (Mexico)	100
Cosmetech Mably Europe (France)	100
Cosmetech Mably International Hong-Kong Ltd (Hong-Kong)	100
Cosmetech Mably International LLC (United States)	100
Decoplast (France)	100
Financière Techpack (France)	100
Guardian Española S.A. (Spain)	100
Henlopen Manufacturing Co, Inc (United States)	100
Industrias Metalicas Castello, SA (Spain)	100
JPS Packaging, Inc (United States)	100
Laffon S.P.A (Italy)	100
Lir France (France)	100
MT Packaging (France)	100
Pechiney Capalux (Canada)	100
Pechiney Cebal Packaging Ltd (Great Britain)	100
Pechiney Cechobal, S.r.o. (Czech Republic)	100
Pechiney Celograf S.A. (Spain)	100
Pechiney Capsules (France) (**)	100
Pechiney Emballage Flexible Europe (France)	100
Pechiney Lebensmittelverpackungen (Germany)	100
Pechiney Manufacture Marocaine d'Aluminium (Morocco)	61
Pechiney Plastic Packaging, Inc. (United States) (***)	100
Pechiney Scheuch GmbH & Co, KG (Germany)	100
Pet Plas Packaging Ltd (Great Britain)	100
Polibol S.A. (Spain)	100
Precis S.A. (Spain)	100
Société Française de Galvanoplastie (France)	100
Soplaril Italia S.p.A (Italy)	100
Soplaril Portugal Lda (Portugal)	100
Soplaril S.A. (France)	100
Techpack America Inc (United States)	100
Techpack America Cosmetic Packaging, L.P. (United States)	100
Techpack Deutschland Gmbh (Germany)	100
Techpack España, S.L. (Spain)	100
Techpack International (France)	100
TPI Mexicana S.A. (Mexico)	100
TPI Molplastic Ltda. (Brazil)	100

    F46

  »Consolidated Statements
RELATED INDUSTRIAL ACTIVITIES
Ferroalloys
Invensil (France)	100
Pechiney Electrométallurgie (France)	100
Pechiney Electrométallurgie Abrasifs-Réfractaires (France)	100
Silicon Smelters (South Africa)	100
Other
Pechiney Centre de Recherches de Voreppe (France)	100
INTERNATIONAL TRADE
Almet France (France)	100
Pechiney Approvisionnements Alumine (France)	100
Pechiney Deutschland GmbH (Germany)	100
Pechiney Far East (Hong-Kong)	100
Pechiney Italia S.p.A (Italy)	100
Pechiney Japon K.K. (Japan)	100
Pechiney Trading Company S.A. (Switzerland)	100
Pechiney Trading France (France)	100
Pechiney Trading Limited (Great Britain)	100
Pechiney UK Ltd (Great Britain)	100
Pechiney World Trade USA, Inc. (United-States) (****)	100
Pechiney World Trade (France)	100
HOLDINGS
Compagnie Générale de Participation Industrielle et Financière (France)	100
Financière Européenne d'Emballages Pechiney (France)	100
Financière Européenne d'Emballages Pechiney Holdings UK Ltd (Great Britain)	100
Pechiney Aluminium Engineering (United States)	100
Pechiney Holdings, Inc. (United States)	100
Pechiney Metals Corporation (United States)	100
Pechiney Metals Corporation Lease Company (United States)	100
Pechiney Plastic Packaging, Inc. (United States) (***)	100
Pechiney Holdings UK Ltd (Great Britain) (*****)	100
Pechiney World Trade USA, Inc (United States) (****)	100
Sofiri (Luxembourg)	100

  THE MAJOR COMPANIES ACCOUNTED FOR UNDER THE EQUITY METHOD ARE:

Airlessystems (France)	50
Almet - a.m.b. (Germany)	36
Alucam (Cameroon)	47
Aluminium Dunkerque (France)	35
Carbone Savoie (France)	30
Pechiney Reynolds Québec, Inc. (Canada)	50
Queensland Alumina Limited (Australia)	20
Socatral (Cameroon)	30
(*)	Aluminium Pechiney is comprised of "Aluminium Metal" and "Aluminium Conversion".
(**)	Legal Name of Pechiney Emballage Alimentaire became Pechiney Capsules from September 2002.
(***)	Pechiney Plastic Packaging, Inc. is comprised of "Packaging" and "Holdings".
(****)	Pechiney World Trade USA, Inc. is comprised of "International Trade" and "Holdings".
(*****)	Legal Name of Pechiney World Trade Holdings Ltd became Pechiney Holdings UK Ltd from June 2002.

    F47

  »Consolidated Statements

  Note 24 - Compensation and Number of Employees

(year ended December 31)	2002	2001	2000
		Restated	Restated

Labor costs (in millions of euros)	1,773	1,681	1,543
Average number of employees of consolidated subsidiaries	33,499	32,402	29,680

  Note 25 - Reconciliation with US GAAP (Restated)

The accounting principles used by the Group to prepare its consolidated financial statements conform with accounting principles generally accepted in France, which differ in certain significant respects from accounting principles generally accepted in the United States of America (US GAAP). Differences between the accounting principles applied to	prepare the Group consolidated financial statements and US GAAP are described below. Their impact is quantified in the reconciliation of consolidated net income and shareholders' equity. A condensed US GAAP statement of income, a condensed US GAAP balance sheet and certain other supplementary information are also presented.

  Restatement

As discussed in Note 1, in order to comply with the requirements of the United States Securities and Exchange Commission, the Group restated its French GAAP financial statements as presented herein as of December 31, 2001 and 2000	and for each of the years ended December 31, 2002, 2001 and 2000. The impact of the restatement on previously reported US GAAP amounts is summarized in the table below.
		Earnings		Earnings	Earnings
		from	Net Income	per Share -	per Share -	Total	Total	Shareholders'
	Net Sales	Operations	(Loss)	Basic	Diluted	Assets	Liabilities	Equity

Year Ended December
31, 2002
Previously reported	11,918	423	(4)	(0.07)	(0.07)	8,374	5,465	2,909
Adjustment	-	-	(5)	(0.06)	(0.06)	-	-	-

As restated	11,918	423	(9)	(0.13)	(0.13)	8,374	5,465	2,909

Year Ended December
31, 2001
Previously reported	11,043	503	194	2.43	2.42	8,745	5,508	3,237
Adjustment	458	+ 3	+ 1	+ 0.02	+ 0.01	16	11	5

As restated	11,501	506	195	2.45	2.43	8,761	5,519	3,242

Year Ended December
31, 2000
Previously reported	10,679	658	314	3.90	3.88	7,975	4,800	3,175
Adjustment	195	+ 1	4	+ 0.04	+ 0.04	14	10	4

As restated	10,874	659	318	3.94	3.92	7,989	4,810	3,179

  Description of differences between accounting principles applied to prepare the consolidated financial statements and US GAAP

  a) Derivative instruments and hedging activity

  The changes introduced in US GAAP in 2001 by SFAS 133 and SFAS 138 (Accounting for Derivative Instruments and Hedging Activities) cannot be applied under French accounting principles. As a result, in the consolidated financial statements, the accounting for derivatives and hedging activities remained unchanged:
  derivative instruments used as hedges are not recognized in the balance sheet;
  hedging gains and losses are recorded in the same period as the income or loss on the hedged transactions.

  In US GAAP financial statements, as of January 1, 2001:

  all derivative instruments are recognized in the balance sheet, at fair value;

  hedge accounting may be applied to hedges meeting strict criteria; the Group applies hedge accounting to the main hedging transactions which meet these criteria;

  for cash flow hedges, hedge accounting consists of recording changes in the fair value of the derivative instruments in other comprehensive income, with no impact on earnings;

  for fair value hedges of balance sheet items or firm commitments, hedge accounting consists of recording in earnings both the changes in the fair value of the derivative instruments and the inverse changes in the fair value of the hedged items;

  if hedge accounting is not applied, changes in the fair value of derivative instruments are recorded in earnings, with no recognition of the inverse effect of the changes in the fair value of the hedged items.

  b) Goodwill

The changes introduced in US GAAP by SFAS 141 and SFAS 142 (Business Combinations and Goodwill and Other Intangible Assets) as of July 1, 2001 have not to be applied under French accounting principles. As a result, in the consolidated financial statements, all goodwill is amortized in accordance with accounting principles applied in prior periods.	In the US GAAP financial statements:
  goodwill is no longer amortized (as of July 1, 2001 for goodwill relating to acquisitions in the second half of 2001, and as of January 1, 2002 for all other goodwill);

  goodwill is tested for impairment at least annually, as described in paragraph c) of note 1; as a result of the non-amortization of goodwill in US GAAP financial statements, the impairment that may be required in US GAAP financial statements is higher than that required in the consolidated financial statements.

    F48

  »Consolidated Statements

  c) Additional minimum pension liability

  In the consolidated financial statements, the additional minimum pension liability required in certain cases by SFAS 87 is recorded with a counterpart in an asset account included in other long-term assets.

  In US GAAP financial statements, this additional liability (which is recorded when, as a result of unamortized actuarial losses and prior service costs, the accrued liability would be lower than the excess of the accumulated benefit obligation over the fair value of the plan assets) is recorded with a counterpart in other comprehensive income.

  d) Comprehensive income (loss)

  Comprehensive income includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. In the consolidated financial statements, the concept of comprehensive income does not exist because French accounting principles do not allow any change in equity corresponding to this definition other than net income, changes in the cumulative translation adjustment related to consolidated foreign subsidiaries and changes in accounting principles.

In US GAAP financial statements, comprehensive income and its components must be displayed in a statement of comprehensive income. For the Group, this statement includes, in addition to net income:
  changes in the cumulative translation adjustment related to consolidated foreign subsidiaries;
  changes in the fair value of derivative instruments designated as cash flow hedges meeting the criteria established by SFAS 133;
  changes in the amount of the additional minimum pension liability.

  e) Impairment of Property, Plant and Equipment

Under French GAAP, write-downs of property, plant and equipment are recorded as an increase in accumulated depreciation.	Under U.S. GAAP, write-downs for property, plant and equipment are recorded as a reduction to the cost basis.

Reconciliation of net income (loss) and shareholders' equity
a) Net income (loss)
(in millions of euros)	2002	2001	2000
	(Restated)	(Restated)	(Restated)

Net income (loss) as reported in the consolidated income statement	(55)	234	318
Derivative instruments and hedging activities	25	(31)	-
Goodwill amortization	52	3	-
Income under US GAAP, before cumulative effect of change	22	206	318
in accounting principle
Cumulative effect of change in accounting for derivatives			-
and hedging activities as of January 1, 2001	-	(11)	-
Cumulative effect of change in accounting for goodwill as of January 1, 2002	(31)	-	-
Net income (loss) under US GAAP	(9)	195	318

b) Shareholders' equity
(in millions of euros)	2002	2001	2000
	(Restated)	(Restated)	(Restated)

Shareholders' equity as reported in the consolidated balance sheet	3,014	3,400	3,277
Derivative instruments and hedging activities	15	(40)	-
Goodwill amortization	21	3	-
Additional minimum pension liability	(141)	(121)	(98)
Shareholders' equity under US GAAP	2,909	3,242	3,179

    F49

  »Consolidated Statements
Condensed US GAAP statement of income and balance sheet
a) Condensed US GAAP statement of income
(in millions of euros)	2002	2001	2000
	(Restated)	(Restated)	(Restated)

Net sales and other operating income	12,062	11,656	11,027
Costs of goods sold and operating expenses	(11,639)	(11,150)	(10,368)
Restructuring expense, long-lived asset write-downs and other income (expense)	(248)	(65)	(37)
Goodwill amortization	-	(26)	(20)
Goodwill impairment	(77)	(22)	-
Financial expense, net	(50)	(70)	(68)
Income tax (expense) benefit	(44)	(113)	(172)
Equity in net earnings of affiliates	18	24	(13)
Minority interest	-	(28)	(31)

Income before cumulative effect of change in accounting principle	22	206	318
Cumulative effect of change in accounting for goodwill
and for derivatives and hedging activities	(31)	(11)	-

Net income (loss)	(9)	195	318

Net income per share "A" (in euros)
- Before cumulative effect of change in accounting principle
- Basic earnings per share	0.26	2.59	3.94
- Diluted earnings per share	0.26	2.57	3.92
- After cumulative effect of change in accounting principle
- Basic earnings per share	(0.13)	2.45	3.94
- Diluted earnings per share	(0.13)	2.43	3.92

    F50

  »Consolidated Statements
b) Condensed US GAAP balance sheet
(in millions of euros)	2002	2001	2000
	(Restated)	(Restated)	(Restated)

ASSETS
Cash	283	332	377
Marketable securities	153	113	86
Accounts receivable - trade	1,269	1,448	1,512
Inventories, net	1,524	1,601	1,448
Other current assets	367	294	406
Property, plant and equipment, net	2,832	2,997	2,476
Goodwill, net	659	864	642
Other intangible assets, net	163	145	166
Investments in equity affiliates	285	280	261
Deferred income taxes, long-term	499	339	331
Long-term investments and other long-term assets	340	347	284

Total assets	8,374	8,761	7,989

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term bank loans	392	912	594
Accounts payable - trade	1,451	1,515	1,511
Other current liabilities	626	569	630
Long-term debt	1,465	971	734
Deferred income taxes, long-term	195	173	93
Other long-term liabilities	1,187	1,210	1,079
Minority interest	149	169	169
Shareholders' equity	2,909	3,242	3,179

Total liabilities and shareholders' equity	8,374	8,761	7,989

c) US GAAP statement of comprehensive income (loss)
(in millions of euros)	2002	2001	2000
	(Restated)	(Restated)	(Restated)

Net income (loss) under US GAAP	(9)	195	318
Other comprehensive income (loss), net of tax:
- Changes in cumulative translation adjustment	(205)	59	79
- Changes in additional pension liability	(44)	(23)	(25)
- Changes in fair value of derivative instruments designated as cash flow eges	31	2	-
Comprehensive income (loss) under US GAAP	(227)	233	372

    F51

  »Consolidated Statements

  Supplementary information

  a) Effect of new US accounting standards

  Effective January 1, 2002, the Group adopted Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which provides more detailed rules to assess the impairment of long-lived assets and to account for the disposal of long-lived assets. The adoption of this statement had no impact on the Group's financial position at January 1, 2002. Long-lived assets impairment recorded in 2002 amounted to € 102 million.

  Effective July 1, 2001 for business combinations for which the acquisition date is after June 30, 2001 and effective January 1, 2002 for other goodwill and intangible assets, the Group adopted SFAS No. 141 "Business Combinations" and SFAS No 142 "Goodwill and Other Intangible Assets", for purposes of the US GAAP reconciliation. These statements require that all business combinations be accounted for using the purchase method and that goodwill and other intangible assets with indefinite lives not be amortized; instead, these assets are tested for impairment at least annually.

  The application of SFAS 141 and SFAS 142 to acquisitions of the second half of 2001 had no significant impact on the Group's financial position or results of operations. The application of SFAS 141 and SFAS 142 to other goodwill and intangible assets resulted in a cumulative after-tax transition adjustment at January 1, 2002 amounting to € 31 million, charged to earnings. In 2002, no goodwill amortization was recorded but goodwill impairment amounting to € 77 million was recorded in the second half of the year. In 2001, goodwill amortization totaled € 26 million.

  Effective January 1, 2001, for purposes of US GAAP reconciliation, the Group adopted SFAS No. 133 "Accounting for Derivative instruments and Hedging Activities" and SFAS 138 which amended SFAS 133. These statements require that all derivative instruments (foreign exchange, interest rates, commodities) be recognized as assets or liabilities and measured at fair value. These statements also establish new criteria to define hedging transactions for which hedge accounting may be applied.

As a result of these new requirements, changes in the fair value of certain derivative instruments are recorded in earnings instead of being deferred until the income or loss on the hedged transaction is recorded. The transition adjustment on January 1, 2001 resulted in a cumulative after-tax charge of € 11 million recorded in earnings and a cumulative after-tax increase of other comprehensive income of € 3 million.

  Effective January 1, 2001, the Group adopted SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities". This statement provides revised standards for accounting for transfers of financial assets. The adoption of this statement had no impact on the Group's financial position or results of operations.

  In 2001, the Financial Accounting Standards Board issued SFAS No. 143 "Accounting for Asset Retirement Obligations". This statement provides new standards for accounting for tangible asset retirement obligations. For the Group, the effective date of this statement is January 1, 2003. The Group is currently evaluating the impact of adoption of this statement.

  In 2002, the Financial Accounting Standards Board issued SFAS No. 145 "Rescission of FASB Statements No 4, 44, and 64, Amendment of FASB Statement No 13, and Technical Corrections". This statement rescinds or amends various items in accounting pronouncements, such as the accounting for certain lease modifications arising after May 15, 2002, which have no application in the Group.

  In 2002, the Financial Accounting Standards Board issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities". This statement establishes new accounting rules for costs associated with an exit or disposal activity initiated after December 31, 2002. For the Group, the effective date of this statement is January 1, 2003. The Group is currently evaluating the impact of adoption of this statement.

  Effects of adopting SFAS 142

  The effects of adopting SFAS 142 on U.S. GAAP net income and U.S. GAAP income before cumulative effect from accounting change and on diluted earnings per share are as follows:

	2002	2001	2000
	(Restated)	(Restated)	(Restated)

U.S. GAAP net income	(9)	195	318

Less: cumulative effect from change
in accounting for goodwill	31	-	-

U.S. GAAP income before cumulative effect from accounting change for goodwill	22	195	318

Add: goodwill amortization	-	26	20

U.S. GAAP adjusted net income before
cumulative effect from accounting change for goodwill and goodwill amortization	22	221	338

Diluted earnings per share "A"	2002	2001	2000
	(Restated)	(Restated)	(Restated)

U.S. GAAP net income	(0.13)	2.45	3.94

Less: cumulative effect from change in
accounting change for goodwill	0.39	-	-

U.S. GAAP income before cumulative effect
from accounting change for goodwill	(0.26)	2.45	3.94

Add: goodwill amortization	-	0.33	0.25

U.S. GAAP adjusted net income before cumulative effect
from accounting change for goodwill and goodwill amortization	(0.26)	2.78	4.19

    F52

  »Consolidated Statements

  b) Stock option plans and stock purchase plan

  Determined in accordance with the intrinsic value method, the compensation cost corresponding to options granted under the current stock option plans (note 12g) and to shares issued under the December 2001 share purchase plan (note 12a) is immaterial or nil. Had the compensation cost been determined based on the fair value of the options or shares at the grant dates, net loss and net loss per share would have increased (and net income and net income per share would have decreased) to the pro forma amounts indicated below:

	2002		2001		2000

	As reported	Pro-forma	As reported	Pro-forma	As reported	Pro-forma
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)

Net income (loss) (in millions of euros)	(9)	(18)	195	185	318	315
Net income (loss) per share "A" (in
euros):
- Basic	(0.13)	(0.25)	2.45	2.32	3.94	3.90
- Diluted	(0.13)	(0.25)	2.43	2.30	3.92	3.88

  The weighted-average fair value of the options at the date of grant and the assumptions used to estimate this fair value using the Black-Scholes option-pricing model were as follows:

	2002 Plan	2001 Plan	2000 Plan	1999 Plans	1998 Plans	1997 Plans	1996 Plan

Fair value per
option (in euros)	23.97	14.75	13.58	12.60	8.02	17.44	11.05

Assumptions:
Dividend yield	2%	2%	2%	2%	1.88%	2.5%	2.5%
Expected volatility	40%	25%	25%	25%	25%	25%	22%

Interest rates	3.74%	5.07%	5.37%	4.25% to	3.48% to	4.74% to	3.90% to
				5.21%	4.06%	5.30%	5.80%
Expected life	7 years	7 years	7 years	7 years	7 years	7 years	7 years

  The fair value of the shares issued at a discount under the 2001 share purchase plan was € 51.91 for each of the 855,277 shares issued.

    F53

  » Consolidated Statements

  c) Effective Tax Rate

  The reconciliation of the effective and enacted tax rates in Note 18 is based on pre-tax income before amortization and writedowns of goodwill because these items represent permanent book/tax differences and, accordingly, have no impact on income tax expense. The reconciliation with the effective tax rate based on pre-tax income is as follows:

	2002	2001	2000
	(Restated)	(Restated)	(Restated)

Enacted tax rate	35.43%	36.43%	37.76%

Effect of foreign tax rates differential	(21.00)%	(5.10)%	(3.70)%

Goodwill amortization and	56.80%	5.40%	1.40%
write-downs

Other permanent differences	(29.50)%	(3.80)%	(7.10)%

Taxes at lower rates	32.70%	1.30%	(0.50)%

Change in valuation allowance	32.50%	2.20%	2.50%

Other	(17.90)%	(3.70)%	0.70%

Withholding taxes	5.20%	1.90%	0.90%

Effective tax rate	94.23%	34.63%	32.06%

  d) Derivative instruments and hedging activities

  At December 31, 2002, all derivative instruments held by the Group are recognized in the US GAAP balance sheet at fair value. These derivative instruments are used to hedge foreign exchange, commodity and interest rate risks, as explained in note 19. Among these hedges, the following ones have been accounted for as hedges in the US GAAP accounts.

  Cash flows hedges

  Foreign exchange: the effects of fluctuations in exchange rates on forecasted payments and receipts of foreign currencies related to the main (i) long-term contracts for the sale of fabricated aluminum products, (ii) sale and purchase contracts of aluminum and alumina and (iii) operating expenses incurred by certain subsidiaries in currencies other than their functional currency are hedged using forward and option contracts. These hedges are accounted for as cash flow hedges.

  Metal: the effects of fluctuations in aluminum prices on forecasted purchases related to long-term sales contracts are hedged using forward instruments. These hedges are accounted for as cash flow hedges.

  For these transactions, which are designated and qualify as cash flow hedges, changes in the fair value of hedging instruments are recorded in other comprehensive income, except for the ineffective portion of the change in fair value, which is immediately recorded in earnings. Amounts recorded in other comprehensive income during the hedging period are reclassified to earnings in the period in which earnings are impacted by the hedged transaction, or when the hedge no longer qualifies as a cash flow hedge. Hedging gains and losses are recorded in net sales, cost of goods sold or other operating cost depending on the nature of the hedged transaction. These hedges cover periods not exceeding 5 years.

  Fair value hedges

  Metal: the effects of fluctuations in prices of aluminum and other metals in the period when the metal is held in the inventory of certain trading companies in the International Trade division are hedged using forward instruments. These hedges are accounted for as fair value hedges.

  Interest rates: certain fixed rate borrowings have been transformed into variable rate borrowings, using interest swaps; these hedges are accounted for as fair value hedges.

  For these transactions, which are designated and qualify as fair value hedges, changes in the fair value of hedging instruments are recorded in earnings, in the caption corresponding to the nature of the hedged item. They offset most of the changes in the fair value of hedged items, which are also recorded in earnings, in the same caption.

  Hedges other than those described above are not accounted for as hedges. Accordingly, changes in the fair value of derivative instruments used for these hedges are recorded in earnings, with no recognition of the inverse effect of the changes in the fair value of the hedged items.

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